                                                   EXHIBIT 4.1


                                 DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN
                             (As Amended and Restated Effective January 1, 1989)

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1.       NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-1
         1.1     Plan Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Purpose and History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.4     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5     Employment Relationship Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6     Terminated Participants Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2-1

3.       ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION . . . . . . . . . . . . . . . . . . . . . . . .  3-1
         3.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         3.2     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         3.3     Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         3.4     Change from Ineligible to Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.5     Former Employee Rehired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.6     Committee Determines Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-1
         4.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         4.2     Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.3     Timing of, Limitations on and Return of Employer Contributions . . . . . . . . . . . . . . . .   4
         4.4     Salary Deferral Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.5     Nondiscrimination Tests For Employer Matching Contributions  . . . . . . . . . . . . . . . . .   7
         4.6     Adjustment to Corrective Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.7     Overriding Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8     Record Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.9     Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.       ALLOCATIONS OF CONTRIBUTIONS AND FORFEITURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5-1
         5.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         5.2     Allocation Methods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         5.3     Limitations on Annual Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         5.4     Restoration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

6.       VESTING OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6-1
         6.1     Automatic Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         6.2     Vesting Based on Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         6.3     Top-Heavy Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         6.4     Years of Service for Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         6.5     Forfeitures and Restorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         6.6     No Divestment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         6.7     Amendment to Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4



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         6.8     Lost Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

7.       ALLOCATION OF TRUST INCOME OR LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7-1
         7.1     Determination of Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         7.2     Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         7.3     Valuation Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         7.4     Special Valuation Dates at Committee Discretion  . . . . . . . . . . . . . . . . . . .   1

8.       PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8-1
         8.1     Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         8.2     Statement of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         8.3     Valuation of Account When Payment Due  . . . . . . . . . . . . . . . . . . . . . . . .   1

9.       DISTRIBUTIONS AND WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9-1
         9.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         9.2     Administrative Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         9.3     Timing of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         9.4     Treatment of Deferred Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         9.5     Methods of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         9.6     Distribution in Periodic Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         9.7     Annuity Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         9.8     Distribution Upon Death of Participant . . . . . . . . . . . . . . . . . . . . . . . .   5
         9.9     Distributions to Minors or Legally Incompetents  . . . . . . . . . . . . . . . . . . .   6
         9.10    Tax Information To Be Provided . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         9.11    In Service Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         9.12    Limitations on Distributions Upon Plan Termination . . . . . . . . . . . . . . . . . .   9

10.      SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10-1
         10.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         10.2    Crediting of Hours Subject to DOL Regulation . . . . . . . . . . . . . . . . . . . . .   3
         10.3    Hours of Service Equivalency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

11.      FIDUCIARY RESPONSIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11-1
         11.1    Named Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         11.2    Fiduciary Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         11.3    Fiduciaries Liable for Breach of Duty  . . . . . . . . . . . . . . . . . . . . . . . .   1
         11.4    Fiduciary May Employ Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         11.5    Authority Outlined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         11.6    Fiduciaries Not to Engage in Prohibited Transactions . . . . . . . . . . . . . . . . .   2

12.      ADMINISTRATIVE COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12-1
         12.1    Appointment of Administrative Committee  . . . . . . . . . . . . . . . . . . . . . . .   1
         12.2    Committee Operating Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         12.3    Duties of Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         12.4    Duties of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         12.5    Committee Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2


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         12.6    Committee to Establish Funding Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         12.7    Committee May Retain Advisors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         12.8    Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         12.9    Committee Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

13.      INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13-1
         13.1    Investment Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         13.2    Use of Mutual or Commingled Funds Permitted  . . . . . . . . . . . . . . . . . . . . . . . .   1
         13.3    Trustee May Hold Necessary Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         13.4    Trustee to Act Upon Committee Instruction  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         13.5    Appointment of Investment Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         13.6    No Loans Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         13.7    Separate Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

14.      TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14-1
         14.1    Trustee Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         14.2    Indicia of Ownership Must Be in United States  . . . . . . . . . . . . . . . . . . . . . . .   1
         14.3    Permissible Trustee Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         14.4    Trustee's Fees For Services and Advisors Retained  . . . . . . . . . . . . . . . . . . . . .   2
         14.5    Annual Accounting and Asset Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         14.6    Trustee Removal or Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         14.7    Approval of Trustee Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         14.8    Trust Not Terminated Upon Trustee Removal or Resignation . . . . . . . . . . . . . . . . . .   3
         14.9    Trustee May Consult With Legal Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         14.10   Trustee Not Required to Verify Identification or Addresses . . . . . . . . . . . . . . . . .   3
         14.11   Indemnification of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         14.12   Income Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

15.      AMENDMENT, TERMINATION AND MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15-1
         15.1    Trust is Irrevocable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         15.2    Employer May Amend Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         15.3    Employer May Terminate Plan or Discontinue Matching Contributions  . . . . . . . . . . . . .   1
         15.4    Timing of Plan Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         15.5    Action Required Upon Plan Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         15.6    Nonreversion of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         15.7    Merger or Consolidation Cannot Reduce Benefits . . . . . . . . . . . . . . . . . . . . . . .   2
         15.8    Employer Contributions Conditioned Upon Initial Plan Approval  . . . . . . . . . . . . . . .   3

16.      ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16-1
         16.1    No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         16.2    Qualified Domestic Relations Order Permitted . . . . . . . . . . . . . . . . . . . . . . . .   1

17.      ADOPTION OF THE PLAN BY AFFILIATED EMPLOYERS . . . . . . . . . . . . . . . . . . . . . . . . . . .   17-1
         17.1    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         17.2    Written Consent Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         17.3    Rights of Member Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


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         17.4    Member Employer May Terminate Participation  . . . . . .  . . . . . . . . . . . . . . . . . . . .  2
         17.5    Member Employer Liability  . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  2


                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN
              (As Amended and Restated Effective January 1, 1989)


            THIS TRUST AGREEMENT is made and entered into by and between DREYER'S GRAND ICE CREAM, INC. (Employer) and IMPERIAL TRUST COMPANY (Trustee).

                                   ARTICLE 1
                 NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION

            1.1         Plan Name
                        The Plan set forth in this Agreement shall be designated as the DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN.
            1.2         Effective Date
                        (a)         In General
                                    The Effective Date of this amended and
restated Plan and Trust Agreement shall be January 1, 1989.
                        (b)         Specific Articles
                                    Notwithstanding the above, the following
                                    Article has the following specific
                                    Effective Date:
                                              (i)        Article 4.1, 4.4, 4.5,
            4.6, 4.7, and 4.8 shall be effective January 1, 1987.
            1.3         Purpose and History
                        (a)         Purpose
                                    The Plan and Trust are intended to qualify
as a Profit Sharing and 401(k) Plan under Code Sections 401(a) and 501(a) and are created and maintained for the exclusive benefit of Eligible Employees of the Employer and their Beneficiaries to enable them to share in Employer profits, to provide Eligible Employees with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of the death or Disability of the Employee.
                        (b)         Purposes of Restatement
                                    The principal purpose of this amendment and
restatement is to comply with the requirements of TRA '86 and all regulations in effect by the time of this amendment and restatement.




                                      1-1

            1.4         Construction
                        The following miscellaneous provisions shall apply in the construction of this Trust Agreement:
                        (a)         State Jurisdiction
                                    All matters respecting the validity,
effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the State of California except where preempted by ERISA or other federal statutes.
                        (b)         Gender
                                    Wherever appropriate, words used in the
singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.
                        (c) Application of ERISA and Code References All references to sections of ERISA or the
Code, or any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the Government.
                        (d)         Enforceable Provisions Remain Effective
                                    If any provision of this Plan and Trust
shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.
                        (e)         Headings
                                    Headings are inserted for reference only
and constitute no part of the construction of this Agreement.
            1.5         Employment Relationship Not Affected
                        Nothing in the Plan or Trust shall be deemed a contract between the Employer and any Employee, nor shall the rights or obligations of the Employer or any Employee to continue or terminate employment at any time be affected hereby.
            1.6         Terminated Participants Not Affected
                        Notwithstanding anything to the contrary contained herein, any person who was a Participant under the Plan prior to the effective date of this amendment and restatement and who is not both a Participant and an Eligible Employee under the amended and restated Plan document, as it is made effective, will have his rights and remedies, if any,




                                      1-2
determined by the terms and conditions of the Plan in effect as of the date his participation ceased or the date he ceased to be an Eligible Employee, whichever has occurred first.





                                      1-3

                                   ARTICLE 2
                                  DEFINITIONS


Definitions
            Terms which are used only in a single Article are generally defined at the beginning of that Article. Article 2.57 lists the terms so defined.
The following words and phrases are used throughout this Trust Agreement and are defined below:
            2.1 "Account" means the aggregate of all records maintained by the Committee for purposes of determining a Participant's or Beneficiary's interest in the Trust Fund and shall include the Employer Account and Employee Account, as adjusted by such other amounts properly credited or debited to such Account. Each sub-account is defined alphabetically in Article 2.
            2.2 "Adjustment Factor" means the cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.
            2.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).
            2.4 "Allowable Compensation" for purposes of determining whether an Employee is a Key Employee, for purposes of determining the Top-Heavy minimum contributions, and for purposes of determining the limitations on allocations pursuant to Article 5, means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer or an Affiliated Employer during a Limitation Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding amounts which are contributed to a retirement plan, deferred compensation plan or other plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered such as amounts realized from the sale, exercise or exchange of Employer stock or stock options. For purposes of the Plan, Allowable Compensation shall not


                                     2-1
include amounts which a Participant elected to have the Employer contribute on his behalf for the Fiscal Year as a salary deferral contribution under Article 4.4. Allowable Compensation means all net earnings from self-employment which constitute remuneration for personal services rendered during the Fiscal Year to the Employer, reduced by all contributions made on his behalf to this Plan or any other benefit plans maintained by the Employer. Allowable Compensation shall not exceed $200,000 (multiplied by the Adjustment Factor). The total of the Allowable Compensation received by (1) a 5% Owner and/or one of the 10 most highly compensated employees of the Employer and (2) his spouse, and (3) his children who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 (multiplied by the Adjustment Factor).
            2.5 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.
            2.6 "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. In the case of a benefit payable as a disability benefit, that is not an auxiliary benefit, it shall be the first day of the first period for which a benefit is to be received by reason of the disability.
            2.7 "Beneficiary" means any person designated by a Participant to receive benefits upon the death of such Participant, subject to the limitations of Article 3.3.
            2.8 "Break in Service" means a 12 month period ending on the last day of a Fiscal Year in which an Employee is credited with no Hours of Service.
            2.9 "Code" means the Internal Revenue Code of 1986, as amended (and regulations issued thereunder).
            2.10 "Committee" means the Administrative Committee designated under Article 12.
            2.11        "Compensation" for any Fiscal Year, for purposes of
Article 5.2 and Article 4.4 means all amounts paid or accrued by the Employer to an Eligible Employee while a Participant with respect to services rendered during such Fiscal Year including all amounts which a Participant elected to have the Employer contribute on his behalf for the Fiscal Year as a salary deferral contribution. Notwithstanding the above, Compensation shall not exceed $200,000 (multiplied by the Adjustment Factor). The total of the Compensation received by (1) a 5% Owner and/or one of the 10 most highly compensated employees of the Employer, (2)




                                      2-2
his spouse, and (3) his children who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 (multiplied by the Adjustment Factor).
            2.12 "Date of Hire" means the date on which an Employee first performs an Hour of Service for the Employer.
            2.13 "Deferred Retirement Date" means the date of actual retirement from the Employer by a Participant who remains in the employ of the Employer after attaining his Normal Retirement Date.
            2.14 "Determination Date" means, with respect to any Fiscal Year, the last day of the preceding Fiscal Year.
            2.15 "Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Employer, resulting in termination of his service with the Employer. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.
            2.16        "Eligible Employee" has the meaning set forth in
Article 3.1.
            2.17        "Eligible Participant" means:

                        (a) An Eligible Employee who completed at least 1,000 Hours of Service in the Fiscal Year and who is an Employee and a Participant on the last day of the Fiscal Year, or
                        (b) A Participant who was an Eligible Employee and who terminated employment during the Fiscal Year due to death or Disability, or after having reached his Normal Retirement Date, or
                        (c) Solely for purposes of Articles 4.1.(a) and 4.1.(b), Suspended Participants and Participants who were Eligible Employees at any time during the Fiscal Year but did not meet the requirements of (a) or (b) above.
            2.18 "Employee" means any person in the Service of the Employer including Leased Employees and officers, but excluding directors who are not in the Employer's employ in any other capacity. Sub-categories of "Employee" are defined alphabetically in Article 2.
            2.19 "Employee Account" means that portion of an Account attributable to a Participant's Salary Deferral Account and Rollover Account.
            2.20 "Employer" means DREYER'S GRAND ICE CREAM, INC., and such of its successors or assigns as may expressly adopt this Plan and Trust Agreement and agree in writing to continue this Plan and Trust. "Member Employer" shall mean any Affiliated

                                   2-3

Employer which has adopted this Plan in accordance with the terms and conditions set forth herein.
            2.21 "Employer Account" means that portion of an Account attributable to Employer contributions and Forfeitures. A Participant's Employer Account shall include such Participant's Matching Contribution Account.
            2.22 "Entry Date" means January 1, 1989 and each succeeding July 1 and January 1.
            2.23 "ERISA" means the Employee Retirement Income Security Act of 1974.
            2.24 "Fiscal Year" means the accounting year of the Plan and Trust, which is the 12-month period ending December 31.
            2.25        "Forfeiture" is described in Article 6.5.
            2.26 "General Trust Fund" means that portion of the Trust Fund other than property and income held as or for segregated Accounts or under separate investment funds under the provisions of this Trust Agreement.
            2.27        "Hour of Service" has the meaning set forth in Article
10.1.(b).
            2.28 "Inactive Participant" means a Participant who remains an Employee, but who ceases to be an Eligible Employee because of a change in employment status. Accounts of Inactive Participants shall share in allocations of contributions and Forfeitures to the extent provided in Article 5, and such Accounts shall continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article 7. Inactive Participants shall not be permitted to have salary deferral contributions made on their behalf.
            2.29 "Key Employee" means, with respect to a Fiscal Year, any Employee or former Employee (including any deceased Employees) who at any time during the "testing period", consisting of the Fiscal Year containing the Determination Date and the four preceding Fiscal Years.
                        (a)         Officers
                                    An officer, or an Employee with the
authority of an officer, of the Employer with Allowable Compensation of more than 50% of the applicable dollar limit under Code Section 415(b)(1)(A) for the applicable Fiscal Year. However, no more than 50 Employees (or if less, the greater of 3 Employees or 10% of the total number of Employees, who performed services for the Employer at any time during the "testing period") shall be treated as officers. In addition, such Employees who meet the requirements of this paragraph and who had the largest annual Allowable Compensation from the Employer in any Fiscal Year during



                                      2-4
the "testing period" shall first be counted as officers, without regard to whether the Employee is a Key Employee for any other reason; or
                        (b)         Certain Owners
                                    (i)         One of the 10 Employees who (1)
are 1/2% Owners with the largest interests in the value of the Employer and (2) have annual Allowable Compensation from the Employer greater than the dollar limitation under Code Section 415(c)(1)(A) for the applicable Fiscal Year. However, if two Employees have the same ownership interest in the Employer during the "testing period", then the Employee with the greater annual Allowable Compensation from the Employer for the Fiscal Year during which the ownership interest existed shall be considered to have a larger ownership interest in the Employer; or
                                    (ii)        A 5% Owner; or
                                    (iii)       A 1% Owner with annual
Allowable Compensation from the Employer for the applicable Fiscal Year of more than $150,000.
                        (c)         Beneficiaries
                                    A Beneficiary of a Key Employee shall be
considered to be a Key Employee, and a Beneficiary of a Non-Key Employee shall be considered a Non-Key Employee. Notwithstanding the above, the Committee shall be guided by the Code in determining Key Employees for any Fiscal Year and shall maintain records adequate to determine Key Employees for any Fiscal Year.
            2.30 "Leased Employee" means any individual who would not otherwise be considered an Employee but who has provided services to the Employer of a type historically performed by employees in the Employer's field of business, pursuant to an agreement between the Employer and any other entity, on a substantially full-time basis for a period of at least one year. However, effective January 1, 1987, Leased Employees will not be considered Employees if they constitute less than 20% of the Employer's Non-Highly Compensated Employees and if they are covered by a plan described in Code
Section 414(n)(5).
            2.31 "Matching Account" means that portion of an Account attributable to Employer matching contributions and attributable Forfeitures.
            2.32 "Non-Key Employee" means any Employee who is not a Key Employee, including Employees who are former Key Employees.
            2.33 "Normal Retirement Date" means the date of a Participant's 65th birthday.
            2.34 "Owner" means any person who owns (within the meaning of Code Sections 318 and 416(i)(1)(B)), or has owned within the four Fiscal Years prior to the Fiscal Year under consideration, a portion of the outstanding stock or voting power of the Employer. The owner-


                                      2-5
ship percentage of a "5%" Owner means greater than a 5% interest, that of a "1%" Owner means greater than a 1% interest and that of a "1/2%" Owner means greater than a 1/2% interest.
            2.35 "Participant" means any Employee or former Employee who has entered the Plan in accordance with Article 3, and whose Account, if any, hereunder has not subsequently been liquidated.
            2.36 "Pension Account" means that portion of an Account attributable to Employer pension contributions and attributable Forfeitures.
            2.37        "Plan" means the Plan created by this Trust Agreement.
            2.38        "Plan Administrator" means the Administrative Committee.
            2.39 "Qualified Domestic Relations Order" ("QDRO")" has the meaning set forth in Code Section 414(p).
            2.40 "Qualified Joint and 50% Survivor Annuity ("QJSA")" has the meaning described in Article 9.7.(b).
            2.41 "Qualified Pre-Retirement Survivor Annuity ("QPSA")" has the meaning described in Article 9.8.(c).
            2.42        "REA" means the Retirement Equity Act of 1984.
            2.43 "Rollover Account" means that portion of an Account attributable to an Employee's rollover contributions and to the direct transfer of benefits to this Plan from another qualified plan on an Employee's behalf.
            2.44 "Salary Deferral Account" means that portion of an Account attributable to salary deferral contributions.
            2.45        "Service" has the meaning set forth in Article 10.
            2.46 "Spousal Consent" means the revocable written consent of the Participant's spouse witnessed by a Plan representative or a notary public provided that such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse, or (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulation, including but not limited to Code Section 417(a)(4).
Any such written Spousal Consent or establishment that consent cannot be obtained shall be effective only with respect to that spouse. Such consent shall acknowledge the designated Beneficiary and the specific form of any benefit paid under the Plan (including any remaining benefits that a designated Beneficiary may receive) and any change in Beneficiary or benefit elected at a later time shall require a new Spousal Consent. Such consent shall acknowledge the effect of such consent.

                                      2-6

            2.47        "Suspended Participant" means a Participant who has
been suspended from deferring amounts to his Salary Deferral Account because he made a hardship withdrawal under the provisions of Article 9.
            2.48 "Suspense Account" means an account established in accordance with the provisions of Article 6.5.
            2.49 "TEFRA" means the Tax Equity and Fiscal Responsibility Act of 1982.
            2.50 "Top-Heavy Plan" means the Plan during a Fiscal Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year. For purposes of determining the value of Employees' Accounts in the Plan, the following shall be excluded: (1) rollover contributions from a non-related employer made after December 31, 1983; (2) the Accounts of Participants who have not performed any services for the Employer within the five year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year. For purposes of determining the aggregate value of Accounts and/or accrued benefits under this Article, distributions made within a 5 year period ending on the Determination Date shall be included to the extent required by applicable law and regulation.
                        (a)         Required Aggregation To Determine
Top-Heaviness
                                    If (1) a Key Employee is a Participant in
this Plan for any Fiscal Year and the Employer maintains or has maintained any other plans (including terminated plans) in which a Key Employee is a participant within the 5 years period ending on the Determination Date (or any of the 4 preceding Fiscal Years of such plans), or (2) the Employer maintains or has maintained during this period any other plans (including terminated plans) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410 for any Fiscal Year, then this Plan's top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of participants in this Plan and all other such plans.
                        (b)         Permissive Aggregation To Determine
Top-Heaviness
                                    If the Employer maintains or has maintained
any plans (including terminated plans) other than one described in (a) above, the Committee may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410 would continue to be met by treating
                                     2-7
this Plan, any plan that must be aggregated with the Plan under (a)
above and any other plan referred to in this sentence as one unit. In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this Article, the Committee shall be guided by the provisions of the Code, including but not limited to Code Section 416(g).
            2.51        "TRA '86" means the Tax Reform Act of 1986.
            2.52 "Trust" means the legal entity created by this Trust Agreement as part of the Plan.
            2.53        "Trust Agreement" means this Agreement.
            2.54 "Trust Fund" means all property and income held by the Trustee under the Trust Agreement.
            2.55 "Trustee" means IMPERIAL TRUST COMPANY and any duly appointed successor, as provided in Article 14.
            2.56 "Valuation Date" means the last day of each Fiscal Year and such other date as may be designated as provided in Article 7 for the revaluation of Participants' Accounts.
            2.57        List of Terms Defined Elsewhere:                 Article
                        (a)          "Annual Addition"                     5.1
                        (b)          "Annual Amount"                       5.1
                        (c)          "Average Contribution Percentage"     4.1
                        (d)          "Average Deferral Percentage"         4.1
                        (e)          "Contribution Percentage"             4.1
                        (f)          "Deferral Percentage"                 4.1
                        (g)          "Eligible Employee"                   3.1
                        (h)          "Excess Contribution"                 4.1
                        (i)          "Excess Deferral Amount"              4.1
                        (j)          "Family Group"                        4.1
                        (k)          "Highly Compensated Employee"         4.1
                        (l)          "Limitation Account"                  5.1
                        (m)          "Limitation Year"                     5.1
                        (n)          "Non-Highly Compensated Employee"     4.1
                        (o)          "Super Top-Heavy"                     5.1
                        (p)          "Testing Compensation"                4.1



                                     2-8

                                   ARTICLE 3
             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION


            3.1         Definitions
                        Eligible Employee: means any Employee, except:
                        (a) An Employee whose Compensation and conditions of employment are established by the terms of a collective bargaining agreement to which the Employer is a party and which does not specifically provide for coverage of such Employee under the Plan.
                        (b) An Employee who is hired on or after January 1, 1985 and who is classified by management as a part time permanent Employee or a part time temporary Employee and who is not eligible for any other employee benefits provided by the Employer.
            3.2         Participation
                        (a)         Continuing Plan Participation
                                    Each individual who was an Eligible
Employee and a Participant in the Plan immediately preceding the effective date of this amendment and restatement shall continue to be a Participant on such effective date.
                        (b)         Plan Entry
                                    Each other Eligible Employee shall become a
Participant in the Plan on the Entry Date coinciding with or next following his Date of Hire.
            3.3         Beneficiary Designation
                        (a)         Designation Procedure
                                    Each Eligible Employee, upon becoming a
Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death. A Participant may change his Beneficiary designation at any time, and Spousal Consent (as defined in Article 2) shall be required each time a married Participant changes his Beneficiary designation to name a non-spousal Beneficiary. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation 3-1 filed with the Committee will cancel all previously filed Beneficiary designations.
                        (b)         Spousal Consent
                                    Designations of non-spousal Beneficiaries
made by married Participants shall be made only in accordance with the provisions set forth in Article 9.8.(c) regarding the QPSA. If a designation of a non-spousal Beneficiary by a married Participant

                                     3-1
does not meet the requirements of such Article, then such designation shall be invalid to the extent that a QPSA is required. The Participant's spouse shall then be his Beneficiary for 50% of his account balance, and the balance shall be paid in accordance with the Participant's designation.
                        (c)         Lack of Designation
                                    In the absence of a valid designation by a
married or unmarried Participant, or if no designated Beneficiary survives a married or unmarried Participant, his interest shall be distributed pursuant to the provisions set forth in Article 9.8, if applicable, and the balance shall be distributed to his estate.
            3.4         Change from Ineligible to Eligible Employee
                        An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he is no longer excluded, but not earlier than the Entry Date on which he would have entered the Plan had he not been excluded under Article 3.1.
            3.5         Former Employee Rehired
                        A former Employee who had completed the eligibility requirements of Article 3.2 with the Employer and who is reemployed by the Employer shall become a Participant as of the date of reemployment as an Eligible Employee, but not earlier than the Entry Date on which he would have entered the Plan had his employment not terminated.
            3.6         Committee Determines Eligibility
                        Compliance with the eligibility requirements shall be determined by the Committee, which shall also inform each Employee of his becoming a Participant. The Committee shall provide each Participant with a summary plan description not later than 90 days following the date he enters the Plan or within such other period as may be prescribed by applicable law or regulation.

                                     3-2

                                   ARTICLE 4
                                 CONTRIBUTIONS


            4.1         Definitions
                        (a) "Average Contribution Percentage" ("ACP") means the average of the Contribution Percentages of a group of Eligible Participants.
                        (b) "Average Deferral Percentage" ("ADP") means the average of the Deferral Percentages of a group of Eligible Participants.
                        (c) "Contribution Percentage" means the ratio of (i) the matching contributions allocated to a Participant's Accounts for such Fiscal Year, to (ii) his Testing Compensation for such Fiscal Year. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
                        (d) "Deferral Percentage" means the ratio (expressed as a percentage) of (i) the amount of contribution made under the Plan to a Participant's Salary Deferral Account for such Fiscal Year, including Excess Deferral Amounts, to (ii) such Participant's Testing Compensation for such Fiscal Year. The determination and treatment of the Deferral Percentage of any Participant shall also satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
                        (e) "Excess Contributions" mean salary deferral contributions that exceed those permitted by the non-discrimination tests in
Article 4.4(c).

                        (f) "Excess Deferral Amount" means the amount of salary deferral contributions made on behalf of a Participant for a calendar year that exceeds the dollar limit provided under Article 4.4(a). If salary deferral contributions were made on behalf of a Participant under two or more plans during a calendar year and the sum of these amounts exceeded the dollar limit in Article 4.4(a), then the Committee shall establish a claims procedure so that the Participant can designate the amounts and the plans from which such Excess Deferral Amounts shall be returned. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than the following April 15th; shall specify the amount of the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amounts, when added to the amounts deferred under other

                                     4-1
plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.
                        (g) "Family Group" means a group of two or more Participants which includes a 5% Owner and/or one of the 10 most Highly Compensated Employees, and one or more of his family members. For this purpose, a Participant's family members include his spouse, his lineal ascendants and descendants and spouses of such lineal ascendants and descendants.
                        (h) "Highly Compensated Employee ("HCE")" for a Fiscal Year includes:
                                    (1)         A 5% Owner in the current or
                                                prior Fiscal Year;
                                    (2)         An Employee whose Compensation
            exceeds $75,000 (multiplied by the Adjustment Factor) in the current or prior Fiscal Year;
                                    (3)         An Employee (A) whose
            Compensation exceeds $50,000 (multiplied by the Adjustment Factor) in the current Fiscal Year, and (B) who is currently a member of the Top Paid Group, or (C) who met both of the requirements of (A) and (B) in the prior Fiscal Year;
                                    (4)         An officer described in Article
            2.29(a).
Notwithstanding the foregoing, an Employee who is not a 5% Owner in the current or prior year, who is not in the top 100 Employees of the Employer when ranked by Compensation in the current Fiscal Year and who was not a HCE in the prior Fiscal Year will not be considered a HCE in the current year.

Notwithstanding the foregoing, for Fiscal Years beginning in 1987 and 1988, HCE(s) shall include only those who (1) are 5% owners during such Fiscal Year and/or (2) have Compensation in excess of $50,000 for such Fiscal Year. "Top Paid Group" for a Fiscal Year is equal to 20% of the total number of active employees of the Employer for the Fiscal Year. In determining the total number of active employees for such year, the following employees are excluded:
                        (1) Those who have not completed six months of service at the end of such year;
                        (2) Those who normally work less than 17 1/2 hours per week;
                        (3)         Those who normally work less than six
            months per year;
                        (4)         Those who have not reached their 21st
            birthday;
                        (5)         Non-resident aliens; and


                                     4-2

                        (6) Collectively bargained employees, provided that this exclusion may be used only if at least 90% of the employees of the Employer are covered by bona fide collective bargaining agreements. The Top Paid Group will be determined by listing all of the active Employees of the Employer (including those excluded above) in descending order by Compensation and selecting the 20% of the total number of active Employees as determined above who are the highest paid. An Employee may be in the Top Paid Group even though he falls in one of the groups which have been excluded in determining the number of active employees.
                        The resolution of any ambiguity relating to the determination of HCE(s) shall be based on IRS regulation 1.414(q).
                        (i) "Non-Highly Compensated Employee" ("Non-HCE)" means an Employee who is not a Highly-Compensated Employee.
                        (j) "Testing Compensation" means Allowable Compensation, provided such Testing Compensation may include any amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).
            4.2         Employer Contributions
                        (a)         Employer Matching Contributions
                                    As of the last day of each Fiscal Year, the
Employer may make a matching contribution to the Trust in such amount as is determined by the Employer. The matching contribution shall be reduced, if necessary by any amounts in Limitation Accounts under Article 5 and Forfeitures under Article 6 attributable to matching contributions. If a matching contribution is made, an amount shall be contributed such that a percentage of each Eligible Participant's Salary Deferral Contributions is matched. The percentage of the Salary Deferral Contributions which are matched for Eligible Participants who have 10 Years of Service or more (pursuant to Article 6) as of the last day of the Fiscal Year shall be twice the percentage of the Salary Deferral Contributions which are matched for Eligible Participants who have fewer than 10 Years of Service (pursuant to Article 6) as of the last day of the Fiscal Year.
                        (b)         Restoration Contributions
                                    The Employer shall make the contributions
required to restore the Accounts of Participants as described in Article 5.4 and Article 6. These contributions will be allocated in accordance with their purpose.
                        (c)         Top-Heavy Minimum Contributions


                                     4-3

                                    For any Fiscal Year during which the Plan
is a Top-Heavy Plan, the sum of:
                                    (i)         The Employer's pension,
matching contributions, and
                                    (ii)        pension and profit sharing
            Forfeitures allocated, on behalf of each Participant who is a Non-Key Employee but is employed by the Employer at any time during on the last day of the Fiscal Year shall not be less than the lesser of:
                                        (1)         3% of the Allowable
            Compensation paid or accrued to such Employee during the calendar year ending within the Fiscal Year; or
                                        (2)         The highest percentage of
            Allowable Compensation which is allocated during the Fiscal Year on behalf of any Key Employee in the aggregate:
                                        (A)        To his Employer Account
                        under Article 4.2 of this Plan; and

                                        (B)        To his Salary Deferral
                        Account under this Plan; and
                                        (C)        From contributions by the
                        Employer to his account in any other defined contribution plan; or
                                        (3)         Such other amount as may be
            prescribed by regulations under Code Section 416.
                        The Employer shall make a minimum contribution in an amount which is determined to meet the requirements of this Article 4.1.(f), which shall be allocated to the Accounts of Participants who are Non-Key Employees to carry out the purpose of this Article.
            4.3         Timing of, Limitations on and Return of Employer
              Contributions
                        (a)         Amount and Timing of Contributions
                                    Employer contributions shall not exceed an
amount which is estimated to constitute an allowable deduction under Code
Section 404(a). Employer contributions shall be paid to the Trustee on or prior to the last day for filing the Employer's federal income tax return for such year, including any extensions of time granted for such filing. Contributions shall be made in cash.
                        (b)         Return of Employer Contributions
                                    If an amount is contributed by the Employer
due to a mistake of fact, the Employer shall be entitled to recover such amount within one year of the date such

                                      4-4
contribution is made. If an amount is contributed by the Employer which is disallowed as a deduction under Code Section 404, the Employer shall be entitled to recover such amount within one year of the date such deduction is disallowed. Trust income attributable to the amount to be recovered shall not be paid to the Employer, but Trust loss attributable thereto shall reduce such amount.

            4.4         Salary Deferral Contributions
                        (a)         General Rules
                                    Each Participant may elect in writing to
have the Employer make salary deferral contributions on his behalf in an amount from 2% to 10% of such Participant's Compensation. Notwithstanding the foregoing, no more than $7,000 (multiplied by the Adjustment Factor) of salary deferral contributions may be made on behalf of any Participant during any calendar year.
                        (b)         Administrative Guidelines
                                    The Committee has the power to establish
uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which salary deferral contributions shall be made, as well as the manner and method by which salary deferral contributions may be changed or discontinued temporarily or permanently. All salary deferral contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Employer within a reasonable period following the date of deduction, but in no event later than 90 days after the date on which such salary would otherwise have been paid. All salary deferral contributions shall be credited to such Participant's Salary Deferral Account and shall be treated as Employer profit sharing contributions for purposes of their deductibility and tax treatment under the Code.
                        (c)         Nondiscrimination Tests For Elective
Deferrals
                                    The Deferral Percentages for any Fiscal
Year shall satisfy the table below:

                                      4-5

                         If ADP of                   Then, ADP of
                   Eligible Participants        Eligible Participants
                     Who Are NON-HCE(s)             Who Are HCE(s)
                            is:                     Cannot Exceed
                   _____________________        _____________________

                            (1)                          (2)
                  Less than 2%                Two times column (1) ADP

                   2% but less than 8%        Column (1) ADP plus 2%

                                              1.25 times column (1)
                  Greater than 8%             ADP

provided that:
                                    (i)         A single Deferral Percentage
            shall apply to all members of a Family Group and shall be the greater of:
                                        (1)         A Deferral Percentage
            determined by totalling the amounts credited to the Salary Deferral Accounts of all members of the Family Group who are HCE(s) and dividing by the sum of the Testing Compensation received by such members, or
                                        (2)         A Deferral Percentage
            determined as in (1) but based on all members of the Family Group.
                                    (ii)        Amounts added to a
            Participant's Employer Matching Account which meet the requirements of Code Section 401(k)(2)(B) and (C) may be included in computing his Deferral Percentage.
                                    (iii)       The Deferral Percentage for any
            Employee who is a Participant under two or more Code Section 401(k) arrangements of the Employer shall be the sum of the Deferral Percentages for such Employee under each of such arrangements.
                        (d)         Corrective Actions
                                    (i)         If the salary deferral
contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.4, then the Committee at its discretion may within the period permitted by applicable law or regulation:

                                      4-6

                                        (1)         Reduce as necessary salary
            deferral contributions made on behalf of Participants who are HCE(s) for the remainder of the Fiscal Year; or
                                        (2)         Return Excess Contributions
            to the affected Participants in accordance with Article 4.4(f).
                        (e)         Determination of Excess Contributions
                                    (i)         The maximum Deferral Percentage
for a Participant who is a HCE is calculated by reducing the Deferral Percentage of the HCE with the highest Deferral Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination test in
Article 4.4(c), or (2) cause such HCE's Deferral Percentage to equal the Deferral Percentage of the HCE with the next highest Deferral Percentage. This process will be repeated as necessary until the Plan satisfies the non-discrimination test in Article 4.4(c).
                                    (ii)        The maximum Deferral Percentage
of members of a Family Group shall be determined using the provisions of IRS regulation 1.401(k)-(f)(5)(iii).
                                    (iii)       A HCE's Excess Contribution is
equal to the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral and Cash Option Account for such Fiscal Year, and (2) the amount determined by multiplying the maximum Deferral Percentage calculated in (i) by such HCE's Testing Compensation.
                        (f)         Corrective Payments
                                    (i)         Payment of Excess Deferral
Amounts
                                        Notwithstanding any other provision of
the Plan, Excess Deferral Amounts plus any income or less any loss allocable thereto, as determined under Article 4.6, may be paid to Participants who have such Excess Deferral Amounts for a calendar year no later than the following April 15th. If not paid by such date, these amounts must remain in the Participant's Account until otherwise withdrawable or payable under the terms of the Plan. Because of the double income tax treatment that a Participant will encounter if these amounts are not returned to him by the following April 15th, the Committee shall make every effort to meet this deadline.
                                    (ii)        Payment of Excess Contributions
                                        Notwithstanding any other provision of
the Plan, Excess Contributions, plus any income or less any loss allocable thereto, as determined in Article 4.6, shall be paid in accordance with the following procedures:

                                     4-7

                                        (1)         Excess Contributions for a
            Fiscal Year shall be paid to Participants on whose behalf such Excess Contributions were made, no later than the last day of the succeeding Fiscal Year.
                                        (2)         The Excess Contributions
            which would otherwise be paid shall be reduced, in accordance with regulations, by any Excess Deferral Amounts paid to the Participant.
                                        (3)         Payments under this Article
            4.4(f) shall be made from the Participant's Salary Deferral
            Account.
            4.5         Nondiscrimination Tests For Employer Matching
            Contributions
                        (a)         General Rule
                                    Participant Employer matching contributions
            for any Fiscal Year shall satisfy below:


                                        If ACP of               Then, ACP of
                                         Eligible                 Eligible
                                 Participants             Participants
                                       Who are Non-          Who Are HCE(s)
                                 HCE(s)                       Cannot Exceed
                                            is:           __________________
                                 __________________                (2)
                                            (1)

                                   Less than 2%              Two times column
                                                             (1) ACP

                                                             Column (1) ACP
                                   2% but less than 8%       plus 2%

                                   Greater than 8%           1.25 times column (1)

                                                             ACP

provided that:
                                    (i)         A single Contribution
            Percentage shall apply to all members of a Family Group and shall be the greater of:
                                        (1)         A Contribution Percentage
            determined by totalling the amounts credited to the Matching Accounts of all members of the Family Group who are HCE(s) and dividing by the total of the Testing Compensation received by such members, or
                                        (2)         A Contribution Percentage
            determined as in (1) but based on all members of the Family Group.





                                      4-8

                                    (ii)        Any matching contributions
            which have been used to meet the tests in Article 4.4 must be subtracted from the matching contributions used to determine the Contribution Percentage.
                        (b)         Multiple Use of Alternative Limitation
                                    (i)         If the provisions of Articles
4.4 and 4.5 apply to one or more HCE(s) and if both the ADP and the ACP of HCE(s) exceed the corresponding ADP and ACP of Non-HCE(s) multiplied by 1.25, then an additional non-discrimination test must be met, as follows:
                                        (1)         The sum of the ADP and ACP
            of Eligible Participants who are HCE(s) shall not exceed the sum of A & B; where A = 1.25 times the greater of the ADP or the ACP of Eligible Participants who are Non-HCE(s), and B = two times the smaller of the ADP or ACP of Eligible Participants who are Non-HCE(s) or, if less, two percent plus such smaller percentage.
                                        (2)         The ACP(s) and ADP(s) used
            in this Article 4.5.(b) shall be determined after any corrective distributions have been made of Excess Deferral Amounts and Excess Contributions and after any recharacterization of Excess Contributions required without regard to this Article 4.5.(b).
                        (c)         Corrective Actions
                                    (i)         If the matching contributions
            for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.5, the Committee at its discretion shall within the period permitted by applicable law or regulation:
                                        (1)         Reduce as necessary the
            matching contribution to be made for by Participants who are HCE(s) for the remainder of the Fiscal Year.
                                        (2)         Pay as necessary any fully
            vested matching contributions to the affected HCE(s), as provided in Article 4.5.(e).
                                        (3)         Forfeit as necessary any
            non-vested matching contributions that were made on behalf of the affected HCE(s).
                                    (ii)        If salary deferral
            contributions for any year would otherwise cause the Plan to fail to meet the multiple use of alternative limitation provisions of
            (i) above, procedures similar to those detailed in Article 4.4(d),
            (e) and (f) shall be used to bring the Plan into compliance with such provisions; provided that recharacterization shall not be permitted. Any salary deferral contributions


                                      4-9
            which must be returned to Participants pursuant to this Article 4.5
            (c) shall be considered Excess Contributions for purposes of this Plan.
                        (d) Determination of the Amount of Excess Matching Contributions.
                                    (i)         The maximum Contribution
            Percentage for a Participant who is a HCE is calculated by reducing the Contribution Percentage of the HCE with the highest Contribution Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination tests in Articles 4.5(a) and
            (b), or (2) cause such HCE's Contribution Percentage to equal the Contribution Percentage of the HCE with the next highest Contribution Percentage. This process will be repeated, as necessary, until the Plan satisfies the non-discrimination tests in Articles 4.5(a) and (b).
                                    (ii)        The maximum Contribution
            Percentage of members of a Family Group shall be determined using the provisions of IRS Regulation 1.401(m)-1(e)(4)(iii).
                                    (iii)       A HCE's excess matching
            contribution is equal to the difference between (1) the amount of matching contribution actually made to his Account under the Plan for such Fiscal Year and (2) the amount determined by multiplying the maximum Contribution Percentage calculated in (i) by such HCE's Testing Compensation.
                        (e)         Corrective Payments
                                    Notwithstanding any other provisions of the
Plan, excess matching contributions, plus any income and less any loss allocable thereto, as determined under Article 4.6, shall be paid or forfeited in a nondiscriminatory manner and in accordance with the following procedures:

                                    (i)         Excess matching contributions
            shall be paid, if appropriate, to Participants for whom such contributions have been made during a Fiscal Year, or forfeited, if appropriate, no later than the last day of the succeeding Fiscal Year. If such matching contributions are not vested, they will be forfeited. If such matching contributions are vested, they will be paid to the Participant.
            4.6         Adjustment to Corrective Payments
                        Excess Deferral Amounts, Excess Contributions and matching contributions shall all be paid to the appropriate Participants, together with an adjustment, computed as follows:


                                      4-10

                        (1) The total income or loss for the Fiscal Year in which the deferral or contribution has been made, which is attributable to the Account or Accounts to which such deferral or contribution has been added shall be determined and shall be I.
                        (2) The excess deferral or contribution shall be E.
                        (3) The value of such account or accounts shall be determined as of the end of such Fiscal Year and shall be V.
                        (4) The income or loss on the excess deferral or contribution for such Fiscal Year shall be:

                                                  E
                                                -----   X  I
                                                V -I

                        (5) The amount of income or loss in (4) shall be adjusted for the period from the end of such Fiscal Year up to the date of payment as follows:
                        Amount in (4) x 10% x Number of elapsed months
            In determining the number of months that have elapsed between the end of such Fiscal Year and the date of payment, sixteen days or more shall be considered an elapsed month.
            4.7         Overriding Limitations
                        (a)         Excess Deferral Amounts
                                    When Excess Deferral Amounts (as defined in
Article 4.1) are paid to a Participant, any matching contributions that are attributable to such Excess Deferrals shall be forfeited.
                        (b)         Excess Contributions
                                    When Excess Contributions (as defined under
Article 4.1) are paid to a Participant, any matching contributions that are attributable to such Excess Contributions shall be (i) paid to the Participant to the extent that they are vested and (ii) forfeited to the extent that they are not vested.
            4.8         Record Requirements
                        The Employer shall maintain such records as may be needed to prove that for each Fiscal Year, commencing with January 1, 1987, the requirements of Article 4.4(c) and Article 4.5 are met.
            4.9         Rollover Contributions
                        (a)         Rollover Contributions Permitted


                                      4-11

                                    The Committee may authorize the Trustee to
accept a rollover contribution from an Employee who is or is to become a Participant, in accordance with and subject to the limitations of applicable sections of the Code.
                        (b)         General Rules
                                    A rollover contribution shall be made
within 60 days of the Participant's receipt of the distribution and shall not include any amounts contributed by the Employee, except to the extent permitted by the Code and applicable regulations. An Employee may be required to furnish evidence satisfactory to the Committee that the amount to be transferred meets all of the foregoing requirements.
                        (c)         Rollovers Credited to Rollover Account
                                    A rollover contribution may be made in cash
and shall be credited to such Rollover Account as of the date such contribution is received. Such Rollover Account shall be fully vested and shall share in Trust gains or losses pursuant to Article 7.
                        (d)         Investment of Rollover Contributions
                                    If a Participant makes a rollover
contribution to the Trust in cash, the Trustee shall invest the contributions as part of the Trust Fund.
                        (e)         Direct Transfer From Another Trust
                                    The Committee may instruct the Trustee to
accept on behalf of any Participant, or Employee who is to become a Participant, the direct transfer of amounts from any other trust qualified under Code Section 501(a), which is part of any plan qualified under Code
Section 401(a). In no event, however, may the Committee authorize a direct transfer from (i) a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code Section 412, or (iii) any other defined contribution plan to which the requirements of Code Section 401(a)(11)(A) apply with respect to such Participant or Employee, unless such a direct transfer may be made under applicable law and regulation without jeopardizing this Plan's exempt status under Code Section 401(a)(11)(B). After receipt, the Trustee shall treat such amounts as a rollover contribution otherwise meeting the requirements above.


                                     4-12

                                   ARTICLE 5
                  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES


            5.1         Definitions
                        (a) "Annual Addition" means the sum for the Limitation Year to which the allocation pertains (whether or not allocated in such year) of all Employer and Employee contributions and Forfeitures allocated to the Participant's Account for such year from this Plan and any other similar contributions to any other defined contribution plan maintained by the Employer, including Excess Deferral Amounts.
                        (b) "Limitation Account" means an account expressly set up and maintained to hold excess Annual Addition amounts contributed in error pursuant to Article 5.3.(b).
                        (c)         "Limitation Year" means the Fiscal Year.
                        (d) "Super Top-Heavy" means a Plan which is Top-Heavy after substituting 90% for 60% in the definition for Top-Heavy in
Article 2.
            5.2         Allocation Methods
                        (a) Salary Deferral, Employer Matching, Top-Heavy Minimum, and Restoration Contributions
                                    Salary Deferral, Employer Matching,
Top-Heavy Minimum and Restoration contributions are allocated as provided in
Article 4.
                        (b) Additional Employer Matching Contributions If any additional Employer Matching
Contributions, Forfeitures, or amounts in Limitation Accounts for any Fiscal Year remain after the Employer Matching Contributions have been allocated per
Article 4.2, they shall be allocated to each Eligible Participant's Matching Account in the same ratio as such Eligible Participant's Salary Deferral Contributions for the Fiscal Year bear to the total Salary Deferral Contributions for all Eligible Participants for the Fiscal Year.
            5.3         Limitations on Annual Allocations
                        (a)         Limitation Amount
                                    Notwithstanding any other provision of this
Plan to the contrary, the Annual Addition to a Participant's Account for any Limitation Year shall not exceed the lesser of 25% of the Employee's
Allowable Compensation (as defined in Article 2) or $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A), (or such

                                     5-1
other amount for the Limitation Year as may be established by regulations under Code Section 415(d)).
                        (b)         Treatment of Excess Annual Addition Made in
Error
                                    In the event that (as a result of a
reasonable error in estimating a Participant's compensation or other limited facts and circumstances which the Internal Revenue Service finds to be applicable) an amount would otherwise be allocated which would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:
                                    (i)         By holding any excess matching
            and pension amounts in a Limitation Account and if the limitation is still exceeded with respect to the Participant, a separate Limitation Account shall be maintained with respect to the matching and pension portions of any remaining excess. Any amounts in the Limitation Accounts shall be reallocated among the appropriate Accounts of Eligible Participants pursuant to Article 4.2 as of the last day of each succeeding Fiscal Year until the excess is exhausted, provided that the Annual Addition limitation with respect to any Participant may not be exceeded in any Limitation Year. No allocation of Employer or Employee contributions may be credited to the Accounts of Eligible Participants in succeeding years until such excess has been exhausted.
            5.4         Restoration Procedures
                        (a)         Computing Amounts
                                    In the event that a Participant's Account
was improperly excluded in any year from an allocation of Employer contributions and Forfeitures pursuant to Article 4.2, such Participant's Account shall be restored to its correct status by the addition of amounts that are determined as follows:
                                    (i)         First, an amount will be
            computed on the same basis as Employer contributions and Forfeitures that were allocated to the Accounts of other
            Eligible Participants under Article 5.2 in each year for which restoration is necessary, and
                                    (ii)        Second, Trust Fund income, gain
            or loss attributable to amounts that should have been allocated under (i) above will be computed on the same basis as Trust Fund income, gain or loss was allocated to other Participants' Accounts under Article 7.1 in each year for which restoration is necessary.
                        (b)         Income, Gain or Loss

                                     5-2

            In the event that a Participant's Account was improperly excluded in any year from an allocation of Trust Fund income, gain or loss pursuant to Article 7.2, such Participant's Account shall be restored to its correct status by the addition or subtraction of amounts that should have been allocated under Article 7.2 in each year for which restoration is necessary.
                        (c)         Source of Amounts
                                    The Employer shall contribute an amount
which is necessary to fully restore each improperly excluded Account. No Employer contributions or Forfeitures shall be allocated pursuant to Article
5.2 to the Account of any Participant until each improperly excluded Account has been fully restored.





                                      5-3

                                   ARTICLE 6
                              VESTING OF ACCOUNTS


            6.1         Automatic Vesting
                        (a)         Retirement or Death
                                    The value of a Participant's Employer
Account shall become fully vested when the Participant attains his Normal Retirement Date while an Employee, or upon his termination of employment by reason of death.
                        (b)         Accident and Sickness Benefit
                                    The value of a Participant's Account shall
become fully vested upon his termination of employment by Disability, and shall become payable under Article 9 as an accident and sickness benefit as permitted by the applicable sections of the Code and regulations.
                        (c)         Employee Account
                                    A Participant's Employee Account shall be
fully vested at all times.
            6.2         Vesting Based on Service
                        Except as otherwise provided in this Article 6, a Participant's Employer Account shall become vested in accordance with the following schedule:

 Years of Service            Vested Percentage
 ----------------            -----------------
 Less than 2 years                  0%
      2 years                       20%
      3 years                       35%
      4 years                       50%
      5 years                       65%
      6 years                       80%
  7 years or more                  100%

            6.3         Top-Heavy Vesting
                        (a) Vesting Changes if Plan Becomes Top-Heavy Except as otherwise provided in this
Article 6, for any Fiscal Year in which the Plan is a Top-Heavy Plan, a Participant's Employer Account shall be vested in accordance with the following vesting schedule if such schedule results in a greater vested percentage than the percentage otherwise applicable under Article 6.2 at any relevant time:

                                     6-1

 Years of Service            Vested Percentage
 ----------------            -----------------
 Less than 2 years                  0%
      2 year                        20%
      3 years                       40%
      4 years                       60%
      5 years                       80%
  6 years or more                  100%


                        (b)         Top-Heavy Vesting Schedule Continues for
Plan
                                    In the event that the Plan ceases to be a
Top-Heavy Plan in any subsequent Fiscal Year, the vesting schedule in Article 6.3.(a) shall continue to apply.
            6.4         Years of Service for Vesting
                        (a)         Year of Service
                                    An Employee shall be credited with one year
of Service for each 12-month period ending on the last day of the Fiscal Year in which he has at least 1,000 Hours of Service. Prior to January 1, 1976 an Employee shall be credited with one year of Service for each year of continuous employment, from such Employee's most recent Date of Hire to such date.
                        (b)         Termination Prior to Vesting
                                    If an Employee's Service terminates prior
to his earning any vested percentage, his Service prior to such termination shall be disregarded for vesting purposes if he is reemployed after he has incurred 5 consecutive Breaks in Service.
                        (c)         Service Prior to Break in Service
                                    If an Employee is reemployed after a Break
in Service, Service prior to a Break in Service which is eligible to be credited to the Employee upon reemployment shall not be credited for purposes of vesting until he has completed one year of Service after renewal of Service.
            6.5         Forfeitures and Restorations
                        (a)         Suspense Accounts
                                    Any remainder of a terminating
Participant's Account which is not vested shall be transferred to a Suspense Account.
                        (b)         Timing of Forfeitures

                                     6-2

                                    The balance in the Suspense Account shall
be forfeited as of the last day of the Fiscal Year in which the Participant terminates, provided the Participant has not been reemployed by that date.
                        (c) Matching Contribution Forfeitures Reduce Employer Contribution
                                    Forfeitures attributable to Matching
Accounts during a Fiscal Year which are not used to restore Participant's Accounts as of the last day of such Fiscal Year shall reduce the matching contribution for such year and allocated as of the last day of the Fiscal Year to the Matching Accounts of then Eligible Participants as provided in Article
4. Forfeitures of excess matching contributions pursuant to Article 4.5.(c) will reduce the matching contribution for the year.
                        (d) No Income or Loss on Suspense Accounts Suspense Accounts shall not share in the allocation of Trust income or loss on any Valuation Date.
                        (e)         Reemployment
                                    If the Participant is reemployed before
incurring 5 consecutive Breaks in Service, the following rules shall apply:
                                    (i)         Restoration If No Distribution.
            In the event the Participant did not receive a distribution of his vested interest, his Account shall be fully restored as provided in
            (iv) below and shall be recredited as of his reemployment date.
                                    (ii)        Restoration If Total
            Distribution Repaid. In the event a distribution of his entire vested interest was made to the Participant, his Account shall be fully restored as of his date of reemployment as provided in (iv) below if he repays the full amount of the prior distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier. If the Participant does not make full repayment of the prior distribution by that date, his Account will not be restored.
                                    (iii)       Full or Partial Restoration in
            Event of Partial Distribution. In the event a distribution was made to the Participant of less than his entire vested interest, his Account shall, as of his date of reemployment, be fully restored if he repays the full amount of the prior distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier.

                                     6-3

                                    (iv)        Treatment of Restored Amounts
                                        If a Participant has his previously
            forfeited account balance restored, it shall be held in a separate Account. A Participant's vested interest in such separate Account as of any date of determination shall be determined by applying the following formula.
                      Vested interest = P x (AB + (R x D) minus (R x D)
                                        For purposes of applying the formula, P
            is the vested percentage at the date of determination; AB is the Account balance at the date of determination; D is the amount of the distribution previously made; and R is the ratio of the Account balance at the date of determination to the Account balance immediately following the preceding distribution.
                                    (v)         Source of Restored Amounts
                                        (A)         If the Suspense Account
            established for a Participant has not yet been forfeited, such Suspense Account shall be used to restore the Participant's Account.
                                        (B)         Otherwise, amounts to be
            restored for any Fiscal Year may be restored from Forfeitures as of the last day of a Fiscal Year, from additional Employer contributions for such Fiscal Year or from Trust income, as determined by the Committee.
                        (f)         No Partial Repayments Permitted
                                    A Participant shall not be permitted to
repay part of a distribution.
                        (g) No Restoration After 5 Consecutive Breaks in Service
                                    If a Participant is reemployed after 5
consecutive Breaks in Service, no portion of his non-vested Account shall be restored and any undistributed vested interest shall be maintained as a separate fully vested Account.
            6.6         No Divestment
                        Except as provided under Articles 4.3, 6.8 and 15.8, a Participant's vested rights shall not be subject to divestment for any reason.
            6.7         Amendment to Vesting
                        Notwithstanding any other provisions of this Article 6, an individual who was a Participant immediately preceding the effective date of any amendment to the Plan has his vested percentage determined by the provisions of the Plan existing immediately prior to such amendment if such provisions provide a greater vested percentage at any relevant time.


                                      6-4

            6.8         Lost Participants
                        (a)         Participant's Account
                                    If all or a portion of a Participant's
Account becomes payable under Article 9 and the Committee, after a reasonable search, cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment), the vested Account shall:
                                    (i)         be used to establish an
Individual Retirement Account in the Participant's name; or
                                    (ii)        remain in the Plan for a
            sufficient period of time so that under state law the Account would escheat, at which point the Account shall be forfeited and reallocated, in accordance with Articles 4 and 5 as of the day the Participant incurred a Break in Service, or such later date as the Committee may decide.
                        (b)         Search for Participants
                                    The Committee shall make a reasonable
attempt to find such Participants, including securing any assistance available from the Internal Revenue Service.
                        (c)         Restoration
                                    If an Account is forfeited under this
Article 6.8, and the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall cause the vested Account, equal to the amount that was forfeited under this Article 6, to be restored.





                                      6-5

                                   ARTICLE 7
                       ALLOCATION OF TRUST INCOME OR LOSS


            7.1         Determination of Net Income
                        As of each Valuation Date, the Committee shall determine the net income or loss of the General Trust Fund based on a statement from the Trustee of the receipts and disbursements of the Trust Fund since the immediately preceding Valuation Date and of the fair market value of the Fund as of the Valuation Date. If one or more separate investment funds have been established as provided in Article 13, each fund shall be valued separately on each Valuation Date and the net income or loss of each fund shall be allocated to each Account invested in such investment fund.
            7.2         Valuation
                        As of each Valuation Date and prior to any allocation of contributions and Forfeitures to be made as of such date, the net income or loss of the General Trust Fund since the immediately preceding Valuation Date, including net appreciation or depreciation and any expenses paid by the Trust, shall be allocated to each Account in the ratio that the value, as of the immediately preceding Valuation Date, of each such Account invested in the General Trust Fund bears to the value, as of the immediately preceding Valuation Date, of all Accounts invested in the General Trust Fund. If one or more separate investment funds have been established, the net income or loss of each fund shall be allocated to each Account invested in such investment fund in proportion to the value of each Account invested in such funds as of the immediately preceding Valuation Date. The Committee shall adopt equitable procedures to establish a proportionate crediting of Trust income or loss to those portions of Participants' Accounts in the case of contributions, transfers, loans, rollovers or withdrawals that have occurred in the interim period since the immediately preceding Valuation Date. Amounts held in Limitation or Suspense Accounts established pursuant to Articles 5.3 and 6.5 shall not share in Trust Fund income or loss.
            7.3         Valuation Dates
                        The General Trust Fund, any separate investment funds and any segregated account shall be valued as of the last day of each Fiscal Year and as of any other date the Committee directs the Trustee to value the Trust Fund, as provided in Article 7.4.
            7.4         Special Valuation Dates at Committee Discretion


                                      7-1

                        The Committee may direct the Trustee to determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any date other than the last day of a Fiscal Year. If the allocation of such Trust income or loss will produce a significant change in the value of Participants' Accounts, and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and Trust income or loss shall be allocated to Participant's Accounts in accordance with the provisions of Article 7.2.





                                      7-2

                                   ARTICLE 8
                             PARTICIPANTS' ACCOUNTS


            8.1         Separate Accounts
                        The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Agreement. The Committee may maintain records of Accounts to the nearest whole dollar.
            8.2         Statement of Accounts
                        As soon as practicable after the end of each Fiscal Year, the Committee shall furnish to each Participant a statement of his Account, determined as of the end of such Fiscal Year. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct it, to the extent correction is practically feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Agreement.
            8.3         Valuation of Account When Payment Due
                        (a)         Accounts Which Are Not Segregated
                                    (i)         When employment is terminating
            and payment is not deferred:
                                        (1)     The amount of the payment
                        shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding his termination date plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.
                                    (ii)        When employment is not
            terminating, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of request for payment plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.





                                      8-1

                                   ARTICLE 9
                         DISTRIBUTIONS AND WITHDRAWALS


            9.1         General
                        Benefits under the Plan shall be distributed solely from the Trust. The Employer has no liability or responsibility for Plan benefits or for the Trust. No distribution shall be made or commenced prior to the Participant's termination of employment, except as required under Articles
9.3 and 16.2 and except for withdrawals in accordance with Article 9.11. Distributions can also be made upon termination of the Plan subject to the provisions of Article 9.12.
            9.2         Administrative Rules
                        (a)         Authority
                                    Distributions shall be made by the Trustee
only in accordance with the directions of the Committee. The Committee has the authority to direct the distributions in accordance with the terms and conditions of the Plan, but the Committee shall have no power of discretion or consent with regard to a Participant's or Beneficiary's choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Committee is constrained by the options available under the Plan or by the requirements of law or regulation.
                        (b)         Claims
                                    A Participant, Beneficiary or Alternate
Payee has the right to file a claim for benefits as set forth in Article 12.8.
            9.3         Timing of Distributions
                        (a)         Amounts Under $3,500
                                    If the Participant's vested Account does
not exceed $3,500, distribution shall be made in a lump sum as soon as practicable after the amount can be determined in accordance with Article 8.3.
                        (b)         Amounts Over $3,500
                                    If the Participant's vested Account exceeds
$3,500, the Participant may elect with Spousal Consent, if married, to:
                                    (i)         Commence distributions as soon
as practicable after the amount can be determined, or


                                      9-1

                                    (ii)        Defer receipt of payments until
            his Normal Retirement Date or his 62nd birthday, whichever is later, or
                                    (iii)       Defer receipt of payments as
provided in (c) below. Notwithstanding the foregoing, no payments may be made to a Participant prior to his Normal Retirement Date or his 62nd birthday, whichever is later, if his vested Account, exceeds $3,500, unless the written consent of the Participant with Spousal Consent, if married, is obtained by the Committee within the 90-day period prior to commencement of the distribution.
                        (c)         Deferring Distributions
                                    A Participant who meets the requirements of
Article 9.3.(b) may defer the commencement of a distribution by providing the Committee with a written, signed notice specifying the date on which the distribution is to commence and the distribution method to be used, provided that:
                                    (i)         No distribution method chosen
            by the Participant shall provide any payment in an amount less than that required under Article 9.6; and
                                    (ii)        Distributions shall commence no
            later than the April 1 following the last day of the calendar year in which a Participant attains age 70 1/2 even though such Participant may still be an Employee; provided that this requirement shall not apply in the case of a Participant who is not a 5% Owner and who attained age 70 1/2 before January 1, 1988, or in the case of a Participant who made a written designation, prior to January 1, 1984, to defer commencement of his distribution in a manner consistent with the requirements of applicable law, regulation and guidelines as they existed prior to the enactment of TEFRA.
            9.4         Treatment of Deferred Amounts
                        (a)         In Cash
                                    Where the distribution of all or any
portion of a Participant's Account is to be deferred in the form of cash, the vested portion shall continue to be held and invested as an unsegregated Account of the Trust subject to revaluation as provided in Article 7. However, at the written request of a Participant or his Beneficiary, such Account shall be transferred to an insured savings account, to a certificate of deposit or to other similar instrument, which shall be part of this Trust and shall be subject to all the provisions hereof. Interest earned by any such insured savings account, certificate of deposit or similar instrument shall be credited to such Participant's Account.
            9.5         Methods of Distribution
                        (a)         Methods



                                      9-2

                                    Distribution to any Participant or
Beneficiary shall be made, in whole or in part:
                                    (i)         In a lump sum;
                                    (ii)        In cash installments, payable
            at least annually, over a period of years meeting the requirements of Article 9.6;
                                    (iii)       In the form of a
            nontransferable annuity contract providing for a monthly guaranteed income for a period certain;
                                    (iv)        In the form of a life annuity
            for an unmarried Participant (only to the extent required by Article 9.7) and only if required by regulations;
                                    (v)         In the form of a QJSA for a
            married Participant and his spouse (only to the extent required by Article 9.7);
                                    (vi)        In the form of a life annuity
            for a deceased Participant's surviving spouse (only to the extent required by Article 9.8);
                                    (vii)       In any combination of the
foregoing methods of distribution.
                        (b)         Participant Choice
                                    The Participant with Spousal Consent, if
married, may choose any of the methods described in (a); provided that in the event that the Participant's vested Account does not exceed $3,500, payment will be made in a lump sum.
                        (c)         Equal Value
                                    All methods of distribution with respect to
a Participant or Beneficiary shall be of equal value as of the date payments are to commence.
                        (d)         Timing
                                    If the amount of a distribution cannot be
determined by the date specified under Article 9.3, payment of benefits, retroactive to such date, shall be made or shall begin no later than 60 days after the earliest date on which the amount of the distribution can be determined.
            9.6         Distribution in Periodic Payments
                        (a)         Minimum Distributions
                                    If the distribution to a Participant
includes periodic payments, the amounts shall be calculated in accordance with the life expectancy of the Participant or life expectancies of the Participant and his Beneficiary, except as provided in (b) below. The requirements of current law or subsequent superseding law shall govern the amount of


                                      9-3
minimum distributions payable. For purposes of the computation of minimum distributions, the life expectancy of a Participant and his spouse may be redetermined annually, to the extent permitted by applicable law and regulation.
                        (b)         Pre-TEFRA Designation
                                    The provisions of (a) above shall not apply
in the case of a Participant who has made a written designation, prior to January 1, 1984, to receive distributions in periodic payments in a manner consistent with the requirements of applicable law, regulations and guidelines as they existed prior to the enactment of TEFRA.
            9.7         Annuity Required
                        (a)         General
                                    If the Service of a married or an unmarried
Participant with at least one Hour of Service after August 22, 1984, terminates when such Participant has a vested Account balance greater than $3,500, then the Participant's vested Account balance attributable to the assets transferred after December 31, 1984, shall be paid in the form of a QJSA (for a married participant) or an annuity for the lifetime of the Participant (for an unmarried Participant), except as provided in (c) below.
                        (b)         Qualified Annuities
                                    The QJSA shall be purchased from an
insurance company with the amount of the Participant's vested Account balance, and shall be payable for the life of the Participant with a survivor annuity for the life of his surviving spouse equal to 50% of the amount payable to the Participant. The annuity for the lifetime of the Participant shall be purchased from an insurance company with the amount of the Participant's vested Account balance. Such lifetime or QJSA contract shall satisfy the requirements of Code Section 417 and of REA and may either be held by the Trustee as owner or as a transferable annuity contract which may be distributed to the Participant or to his surviving spouse in complete satisfaction of the benefits provided under the Plan and in full discharge of all liability of the Employer and Trustee hereunder. Any amounts payable under a QDRO, shall be taken into account in determining the amount of the QJSA.
                        (c)         Information and Rights
                                    If the provisions of (a) above apply to any
married or unmarried Participant, he shall be given the following rights and information:
                                    (i)         The Participant has the right
            to elect to waive the QJSA or the life annuity form of payment, whichever applies, within 90 days before benefits commence or to revoke such waiver at any time before benefits commence.


                                      9-4

                                    (ii)        In the event that a married
            Participant wishes to waive receipt of benefits in the form of the QJSA, such waiver shall include Spousal Consent.
                                    (iii)       The Committee shall provide the
            Participant with a written explanation of the (1) the terms and conditions of the QJSA or the life annuity, as appropriate; (2) Participant's right to waive, or to revoke the waiver of, the QJSA or the life annuity and the effect of such a waiver or revocation, and (3) rights of the Participant's spouse under (ii) above. Such written explanation shall be provided within a reasonable period of time before benefits commence (as determined pursuant to applicable regulations).
            9.8         Distribution Upon Death of Participant
                        (a)         Distribution Made to Participant's
Beneficiary
                                    The portion of any Participant's Account
which remains undistributed at his death shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Article 9.8.
                        (b)         General Rules
                                    (i)         If distribution to the
            Participant has commenced as periodic payments and such Participant dies before receiving his entire vested interest, then the remaining undistributed vested interest shall continue to be distributed at least as rapidly as the schedule being used at the Participant's date of death, and
                                    (ii)        If a Participant dies before
            distributions have commenced, his Account shall be distributed within 5 years after the death of the Participant. However, the prior sentence shall not apply with respect to such portion of the Participant's Account as is payable to his designated Beneficiary over a period not exceeding the life or life expectancy of such Beneficiary beginning not later than 1 year after the Participant's death (or such later date as prescribed by applicable regulation). In addition:
                                        (1)         If the Beneficiary is the
                        deceased Participant's surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70 1/2, and
                                        (2)         If such surviving spouse
                        dies before receiving any distributions, the provisions of this Article 9.8 shall be applied as if such spouse were the Participant.



                                      9-5

                        (c)         Qualified Pre-Retirement Survivor Annuity
                                    (QPSA) Required

                                    (i)         If a married Participant who
            had at least one Hour of Service after August 22, 1984, dies before he has received any benefits, regardless of whether he had separated from Service before his death, his surviving spouse shall be entitled to receive a QPSA. A Participant's designation of a Beneficiary other than his surviving spouse, if any, shall be applicable only to that portion of the Participant's Account which is not payable to his surviving spouse under the provisions of (ii) below. Notwithstanding the foregoing, (1) the Committee shall distribute the amount due to the surviving spouse in a lump sum if the amount does not exceed $3,500 and it is paid before the Annuity Starting Date; (2) the Participant can waive the QPSA in accordance with (iii) below; and (3) the spouse who is entitled to a QPSA can elect a different form of payment under (ii) below.
                                    (ii)        The QPSA shall be the annuity
            for the life of the surviving spouse which can be purchased from an insurance company with 50% of the Participant's Account balance at his date of death. Any amounts payable under a QDRO, shall be taken into account in determining the amount of the QPSA. The surviving spouse may (1) direct the commencement of payments under a QPSA within a reasonable time after the Participant's death, subject to applicable law, regulations and guidelines, and (2) elect to receive any other equivalent form of payment which is otherwise permitted by the Plan in lieu of the QPSA.
                                    (iii)       The following rules shall apply
            to all married Participants:
                                        (1)         The Participant has the
                        right to elect to waive the QPSA or to revoke such waiver within the period beginning on the earlier of
                        (A) the first day of the Fiscal Year in which the Participant attains age 35, or (B) the Participant's date of termination of Service, and ending on his date of death.
                                        (2)         Any Participant election to
                        waive the QPSA shall not be effective unless such waiver includes Spousal Consent (as defined in Article
                        2).
                                         (3)         The Committee shall provide
                        the Participant with a written explanation of (A) the terms and conditions of the QPSA; (B) the Participant's right to waive, or to revoke the waiver of, the QPSA


                                      9-6
                        and the effect of such a waiver or revocation; and
                        (C) the rights of the Participant's spouse under
                        (2) above. Such written explanation shall be provided within the period beginning on the first day of the Fiscal Year in which the Participant attains age 32 and ending with the last day of the Fiscal Year before the Fiscal Year in which the Participant attains age 35 (and consistent with applicable regulations). If an individual becomes a Participant after age 32, the explanation shall be provided within a reasonable period after the individual becomes a Participant. If a Participant separates from Service prior to attaining age 35, the explanation shall be provided within a reasonable period after the Participant's separation from Service.
                                        (4)         The notices and elections
                        to be provided under this paragraph (iii) shall be provided to all Participants, including those Participants who do not have any vested Account balance.
            9.9         Distributions to Minors or Legally Incompetents
                        In case of any distribution to a minor or to a legally incompetent person, the Committee may (1) direct the Trustee to make the distribution to his legal representative, to a designated relative, or directly to such person for his benefit; or (2) instruct the Trustee to use the distribution directly for his support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 9.9.
            9.10        Tax Information To Be Provided
                        The Committee shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f)), at the time such distribution is made, a written explanation of the (1) provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan and, if applicable; (2) provisions regarding the availability of capital gains and 10-year averaging or 5-year averaging tax treatment of the distribution.
            9.11        In Service Withdrawals
                        (a)         Committee Establishes Rules
                                    The Committee has the power to establish
uniform and non-discriminatory rules and from time to time to modify or change such rules governing the manner and method by which Participant withdrawals may be made.
                        (b)         Consent Required



                                      9-7

                                    All withdrawals are subject to written
Participant and Spousal Consent to the extent required by applicable law and regulation.
                        (c) Withdrawal Charged to Participant's Account The Committee shall direct the Trustee to make a distribution to a Participant of the amount which such Participant is eligible to withdraw, and the amount of such withdrawal shall be charged by the Committee against the Salary Deferral or Rollover Accounts of the Participant. Withdrawals under this Article 9.11 will be charged against the Participant's Account as of the specified date of withdrawal, but no interest or other income credit shall accrue with respect to such amounts to be withdrawn on account of any period elapsing between the withdrawal date and the actual date of payment.
                        (d) Withdrawals From Salary Deferral Permitted for Hardship
                                    (i)         At the request of a
Participant, the Committee shall authorize a withdrawal at any time from his Salary Deferral, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship. The amount which may be withdrawn from such Participant's Salary Deferral Account shall not exceed the lesser of:
                                        (1)         The value of his Salary
                                                  Deferral Account; or
                                        (2)         The value of his Salary
                        Deferral Account as of December 31, 1988, plus the total of the Salary Deferrals made for the Participant since December 31, 1988, less any amounts withdrawn after such date.
                                    (ii)        A distribution shall be deemed
to be due to an immediate and heavy financial need if it is on account of:
                                        (1)         Medical expenses incurred
            by the Employee or his spouse or other dependent;
                                        (2)         Purchase of the Employee's
                                                  principal residence;
                                        (3)         Payment of tuition for the
            next semester or quarter of post-secondary education for the Employee or his spouse or other dependents;

                                      9-8

                                        (4)         The need to prevent the
            eviction from or the foreclosure on the mortgage of the Employee's principal residence;
                                    (iii)       A distribution shall be treated
as necessary to satisfy a financial need if:
                                        (1)         The Employee has obtained
            all distributions, other than for hardship, and all non-taxable loans currently available under the Plan and any other plan maintained by the Employer;
                                        (2)         No contributions shall be
            added to the Employee's Salary Deferral Account and no elective contributions shall be made by such Participant to any other plan sponsored by the Employer for a period of 12 months after receipt of the hardship distribution. Such an Employee shall be a Suspended Participant during this 12-month period; and
                                        (3)         The maximum amount of
            salary deferrals that the Employee can make in the calendar year immediately following the year in which the hardship distribution is received is equal to the applicable maximum amount for such calendar year less the salary deferrals made by the Employee in the calendar year in which the distribution was received.
                        (e) Withdrawals From Rollover Account Permitted for Hardship
                                    (i)         At the request of a
Participant, the Committee shall authorize a withdrawal at any time from his Rollover Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship. The amount which may be withdrawn from such Participant's Rollover Account shall not exceed the value of his Rollover Account.
                                    (ii)        A distribution shall be deemed
to be due to an immediate and heavy financial need if it is on account of:
                                        (1)         Medical expenses incurred
            by the Employee or his spouse or other dependent;
                                        (2)         Purchase of the Employee's
            principal residence;

                                      9-9

                                        (3)         Payment of tuition for the
            next semester or quarter of post-secondary education for the Employee or his spouse or other dependents;
                                        (4)         The need to prevent the
            eviction from or the foreclosure on the mortgage of the Employee's principal residence.
            9.12 Limitations on Distributions Upon Plan Termination Distributions of a Participant's Salary Deferral
Accounts upon termination of the Plan shall not commence prior to the Participant's termination of employment or his attainment of age 59 1/2 except for hardship withdrawals in accordance with Article 9.11, unless payment is made in a lump sum and (i) no successor plan is adopted; (ii) the only successor plan is an ESOP as defined in Code Section 4975(e)(7); or (iii) the distribution is:
                                    (1)         After the date of sale of all
            Employer assets used in its trade or business to a non-Affiliated Employer by whom the Participant is still employed;
                                    (2)         After the date of sale of an
            incorporated Affiliated Employer's interest in a subsidiary by whom the Participant is employed; or
                                    (3)         Otherwise permitted by
            applicable law and regulations.


                                      9-10

                                   ARTICLE 10
                                    SERVICE


            10.1        Definitions
                        (a) "Service" means an Employee's total period of employment with the Employer, including service with a predecessor entity or an Affiliated Employer.
                        (b)         "Hour of Service" means:
                                    (i)         Each hour for which an Employee
            is paid, or entitled to payment, for the performance of duties for the Employer.
                                    (ii)        Each hour for which an Employee
            is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:
                                        (1)         For a period during which
            no duties are performed if payment is made or due under a plan maintained solely for purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;
                                        (2)         On account of any payment
            made or due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.

                                    (iii)       Each hour not otherwise
            credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer. Such hours are to be credited to the period or periods to which the award or agreement pertains. If this provision results in an Employee becoming an Eligible Participant for a Fiscal Year in which he was not otherwise an Eligible Participant under Article 5 or if this provision results in an increase in the vested percentage applicable to a Participant's Suspense Account which has been forfeited under Article 6, the Committee shall establish equitable procedures for determining and allocating any resulting amounts to such Employee's Account.

                                      10-1

                                    (iv)        Solely for purposes of
            determining whether a Break in Service has occurred, each hour not otherwise credited under the Plan that would have been credited if the Employee had not been absent:
                                        (1)         By reason of pregnancy or
                                                  the birth of a child of the
                                                  Employee;
                                        (2)         By reason of the placement
            of a child with the Employee in connection with his adoption of such child; or
                                        (3)         For purposes of caring for
            any such child for a period beginning immediately following such birth or placement;
In any case in which the Employer is unable to determine the number of hours which would otherwise normally have been credited to such Employee (but for such absence), such individual shall be credited with 8 Hours of Service for each day of such absence. The hours described in this Article 10.1.(b)(iv) shall be treated as Hours of Service only in the Fiscal Year in which the absence from work begins if the Employee would thereby be prevented from incurring a Break in Service in such Fiscal Year or, in any other case, in the next following Fiscal Year.
                                    (v)         Each hour for any period during
            which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the Employee:
                                        (1)         Returns to the employ of
            the Employer immediately after the expiration of the leave or layoff, or in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and
                                        (2)         Remains in the employ of
            the Employer for at least 30 days after such return, or
                                        (3)         Fails to return or remain
            employed as provided above by reason of his death, Disability or Normal Retirement.
Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to the employ of the Employer or to remain in the employ of the Employer for at least 30 days after his return for reasons other than his death, Disability or Normal Retirement, then his original leave date shall be deemed to be his termination date.
                                    (vi)        No more than 501 Hours of
            Service shall be credited under Articles 10.1.(b)(ii), 10.1.(b)(iii), 10.1.(b)(iv) or 10.1.(b)(v) to an Employee on


                                      10-2
            account of any single continuous period of time during which the Employee performs no duties for the Employer.
            10.2        Crediting of Hours Subject to DOL Regulation
                        The calculation of the number of Hours of Service to be credited under Articles 10.1.(b)(ii) and 10.1.(b)(iii) for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Committee in accordance with the rules set forth in the Department of Labor Regulation Section 2530-200b-2 paragraphs (b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.
            10.3        Hours of Service Equivalency
                        Hours of Service for Employees under Articles 10.1.(b)(i), 10.1.(b)(ii) and 10.1.(b)(iii) shall be determined by crediting each Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least 1 Hour of Service under Articles 10.1.(b)(i), 10.1.(b)(ii) or 10.1.(b)(iii). However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under Articles 10.1.(b)(i), 10.1.(b)(ii) and 10.1.(b)(iii) shall be determined on the basis of hours for which Compensation is paid or due.




                                      10-3

                                   ARTICLE 11
                            FIDUCIARY RESPONSIBILITY


            11.1        Named Fiduciaries
                        The authority to control and manage the operation and administration of the Plan shall be allocated as provided in this Trust Agreement between the Employer, the Committee and the Trustee, all of whom are named fiduciaries under ERISA.
                        In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 13.5.
            11.2        Fiduciary Standards
                        Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:
                        (1) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;
                        (2) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
                        (3) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
                        (4)         In accordance with this Trust Agreement.
            11.3        Fiduciaries Liable for Breach of Duty
                        A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.
            11.4        Fiduciary May Employ Agents
                        Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary other than the Trustee may, with the consent of the Employer, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan. The expenses of such persons shall be paid by the Trust if not paid by the Employer.
            11.5        Authority Outlined


                                      11-1

                        (a)         Employer Authority
                                    The Employer has the authority to amend and
terminate the Plan, to appoint and remove members of the Committee and to appoint and remove a Trustee.
                        (b)         Committee Authority
                                    The Committee has the authority to:
                                    (i)         Allocate the Employer's
            Contribution;
                                    (ii)        Establish rules pertaining to
            salary deferral and their suspension and withdrawals;
                                    (iii)       Determine the amount and
            allocation of the Trust income or loss;
                                    (iv)        Direct the Trustee with respect
            to additional valuations;
                                    (v)         Maintain separate Accounts for
            Participants;
                                    (vi)        Furnish, and correct errors in,
            statements of Accounts;
                                    (vii)       Direct the Trustee with respect
            to the method, timing and media of distributions pursuant to
            Article 9;
                                    (viii)      Direct the segregation of
            assets;
                                    (ix)        Direct distribution of the
            interests of incompetent persons and minors;
                                    (x)         Construe the Trust Agreement
            and determine questions thereunder;
                                    (xi)        Establish a funding policy;
                                    (xii)       Appoint and delegate duties to
            an investment manager;
                                    (xiii)      Employ advisors and assistants;
            and
                                    (xiv)       Direct the Trustee with respect
            to its duties and investments.
                        (c)         Trustee Authority
                                    The Trustee has the authority to establish
the fair market value of the Trust Fund, to value segregated Accounts, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of its administration of the Trust.
            11.6        Fiduciaries Not to Engage in Prohibited Transactions
                        A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section


                                      11-2

406 or Code Section 4975, unless
such transaction is exempted under ERISA Section 408 or Code Section 4975.





                                      11-3

                                   ARTICLE 12
                            ADMINISTRATIVE COMMITTEE


            12.1        Appointment of Administrative Committee
                        The Employer shall appoint an Administrative Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Employer may designate or until a successor member has been appointed or until removed by the Employer.
Vacancies due to resignation, death, removal or other cause shall be filled by the Employer. Members shall serve without compensation for committee service. All reasonable expenses of the Committee shall be paid by the Trust Fund.
            12.2        Committee Operating Rules
                        The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, the Committee may authorize one or more members to execute documents on its behalf and direct the Trustee in the performance of its duties hereunder. The Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified in writing. A member of the Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself.
In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Employer.
            12.3        Duties of Plan Administrator
                        The Committee is the Plan Administrator under ERISA and shall have the duty and authority to comply with those reporting and disclosure requirements of ERISA and TEFRA which are specifically required of the Plan Administrator. The Plan Administrator is the agent for the service of legal process.
            12.4        Duties of the Committee
                        The Committee shall keep on file a copy of this Plan and Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report required under Title I of ERISA for examination by Participants during business hours. The Committee hereby specifically delegates to the Trustee the responsibility for income tax withholding, and to withhold the appropriate amount, if any, from any payment


                                      12-1
made from the Trust to a Participant, Beneficiary or Alternate
Payee under the provisions of applicable law and regulation. The Committee shall furnish the Trustee with all information necessary to such withholding function, as set forth in regulations, or, if such information is not provided the Trustee, the Committee shall assume all relevant liability.
            12.5        Committee Powers
                        The Committee has the power and duty to do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such powers and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Committee shall have the power to construe the Trust Agreement and to determine all questions that shall arise hereunder, including, particularly, directions to and questions submitted by the Trustee on all matters necessary for it to discharge its power and duties properly. Decisions of the Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Employer, the Trustee, Participants, their Beneficiaries and all others. The Committee shall at all times act in a uniform and non-discriminatory manner in making and carrying out its decisions and directions, and may from time to time prescribe and modify uniform rules of interpretation and administration.
            12.6        Committee to Establish Funding Policy
                        The Committee shall establish a funding policy for the Trust Fund bearing in mind both the short-run and long-run needs and goals of the Plan. The Committee shall review such policy prior to the end of each Fiscal Year for its appropriateness under the circumstances then prevailing. The funding policy shall be communicated to the investment manager of the Trust Fund, if one has been appointed, so that the investment policy of the Trust Fund can be coordinated with Plan needs.
            12.7        Committee May Retain Advisors
                        With the approval of the Employer, the Committee may from time to time or on a continuing basis, retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties. The expenses of such agents or advisors shall be paid by the Employer, or, if not paid by the Employer, the Committee may direct that such expenses be paid from the Trust Fund.
            12.8        Claims Procedure
                        (a)         Claim Must Be Submitted Within 60 Days
                                    The Committee shall determine
Participants', Alternate Payees' and Beneficiaries' rights to benefits under the Plan. In the event of a dispute over benefits,


                                      12-2
a Participant, Beneficiary or Alternate Payee may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Committee's determination.
                        (b)         Requirements For Notice of Denial
                                    If a claim is wholly or partially denied,
the Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant, setting forth:
                                    (i)         The specific reason for such
            denial;
                                    (ii)        Specific references to the
            pertinent plan provisions on which the denial is based;
                                    (iii)       A description of any additional
            material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and
                                    (iv)        Appropriate information as to
            the steps to be taken if the claimant wishes to submit his or her claim for review.
The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.
                        (c)         Claimant's Rights if Claim Denied
                                    The claimant and/or his representative may
appeal the denied claim and may:
                                    (i)         Request a review upon written
            application to the Committee;
                                    (ii)        Review pertinent documents; and
                                    (iii)       Submit issues and comments in
            writing; provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.
                        (d)         Time Limit on Review of Denied Claim
                                    Upon receipt of a request for review, the
Committee shall provide written notification of its decision to the claimant stating the specific reasons and referencing


                                      12-3
specific plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Committee will notify the claimant of its decision.
                        (e)         No Legal Recourse Until Claims Procedure
Exhausted
                                    In the event of any dispute over benefits
under this Plan, all remedies available to the disputing individual under this
Article 12.8 must be exhausted before legal recourse of any type is sought.
            12.9        Committee Indemnification
                        To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any (1) action taken or omitted by them in good faith in connection with this Plan and Trust or their duties hereunder, and (2) expenses or losses for which they may become liable as a result of any such actions or non-actions, unless resultant from their own willful misconduct.





                                      12-4

                                   ARTICLE 13
                                  INVESTMENTS


            13.1        Investment Authority
                        The Committee is hereby granted full power and authority to direct the Trustee to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 11. Without limiting the generality of the foregoing, the Committee may direct the Trustee to invest in bonds, notes, mortgages, commercial or federal paper, preferred stock, common stock, or other securities, rights, obligations or property, real or personal, including shares and certificates of participation issued by investment companies or investment trusts, or shares or certificates of participation in commingled funds established by the Trustee.
            13.2        Use of Mutual or Commingled Funds Permitted
                        The Committee may direct the Trustee to cause any part or all of the assets of this Trust to be invested in mutual funds; or commingled with the assets of similar Trusts qualified under Code Sections 401(a) and 501(a) by causing such assets to be invested as part of a common fund of the Trustee or other fiduciary. To the extent that Trust assets are invested in any collective investment fund established and maintained by the Trustee for which the Trust is eligible, the declaration of trust establishing such funds is hereby adopted. Any assets of the Trust that are invested in any such fund will be held and administered by the Trustee under the terms of the fund's governing instrument.
            13.3        Trustee May Hold Necessary Cash
                        The Committee may authorize the Trustee to hold in a cash or cash equivalent account such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds. Such funds may be deposited in any bank or savings and loan institution subject to the rules and regulations governing such deposits.
            13.4        Trustee to Act Upon Committee Instruction
                        The Trustee shall make investments promptly upon receiving instructions from the Committee, and shall retain such investment until instructed differently by the Committee. The Trustee shall comply promptly with instructions from the Committee to sell, convey, exchange, transfer, pledge, mortgage or otherwise dispose of or encumber any real or personal property held by it. To the extent permitted by law, the Trustee shall not be liable for


                                      13-1
the making of any investment at the direction of the Committee, for the retention of any such investment in the absence of directions from the Committee to dispose of it, or for the disposal or encumbrance of any investment at the direction of the Committee.
            13.5        Appointment of Investment Manager
                        The power of the Committee to direct, control or manage the investment of the Trust Fund may be delegated to an investment manager appointed by the Committee. Such investment manager, if appointed, must acknowledge in writing that he is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund. An investment manager must be a person who is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank, as defined in that Act; or (3) an insurance company qualified to perform such services under the laws of more than one state. If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust Fund. The Committee shall not be liable for any act or omission of the investment manager in carrying out such responsibility except to the extent that the Committee violated Article 11.2 of this Trust Agreement with respect to:
                        (1)         Such designation,
                        (2) The establishment or implementation of the procedures for the designation of an investment manager, or
                        (3) Continuing the designation, in which case the Committee would be liable in accordance with Article 11.3.
            13.6        No Loans Permitted
                        No loans to a Participant or Beneficiary from any portion of the Participant's Account shall be permitted.
            13.7        Separate Investment Funds
                        (a)         Committee May Establish Separate Funds
                                    The Committee may, in its sole discretion,
direct the Trustee to create one or more separate investment funds, having such different specific investment objectives as the Committee shall from time to time determine. The Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investment which shall be authorized therefor.
                        (b)         Participant Direction Permitted


                                      13-2

                                    Each Participant has the right to instruct
the Committee to direct the Trustee in writing to invest his Salary Deferral, Matching, and Rollover Accounts in one or more separate investment funds, provided, however, that if any Participant fails to make a direction pursuant to this Article as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested in the most conservative fund. Such directed investment Account shall be valued separately by the Trustee under the provisions of Article 7.
                        (c)         Committee To Establish Rules
                                    The Committee may at any time make such
uniform and non-discriminatory rules as it determines necessary regarding the administration of this directed investment option. The Committee shall develop and maintain rules governing the rights of Participants to change their investment directions and the frequency with which such changes can be made.





                                      13-3

                                   ARTICLE 14
                                    TRUSTEE


            14.1        Trustee Duties
                        The duties of the Trustee shall be confined to receiving and paying funds of the Trust, safeguarding and valuing Trust assets, investing and reinvesting the Trust Funds, as provided in Article 13, and carrying out the directions of the Committee or of the investment manager if one has been appointed pursuant to Article 13.5. The directions of the Committee shall be in writing and bear the signature of one or more members designated as its authorized signator or signators, as provided in Article
12.2. The directions of an investment manager shall be in writing or in such other form as is acceptable to the Trustee. The Employer may, however, by resolution, authorize the Trustee to act with respect to any specific matter or class of matters without direction of the Committee and, in that event, delivery to the Trustee of a certified copy of such resolution shall authorize the Trustee so to act.
            14.2        Indicia of Ownership Must Be in United States
                        The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States, except as authorized by regulations issued by the Department of Labor.
            14.3        Permissible Trustee Action
                        In the discharge of its duties, the Trustee has all the powers, authority, rights and privileges of an absolute owner of the Trust Fund and, not in limitation of but in amplification of the foregoing, may (i) receive, hold, manage, invest and reinvest, sell, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust Fund;
(ii) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges and register in the name of a nominee any securities in the Trust Fund; (iii) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose by judicial proceedings or otherwise or defend against the same, any obligations or claims in favor of or against the Trust Fund; (iv) exercise options, employ agents; and, (v) whether herein specifically referred to or not, do all such acts, take all such actions and proceedings and exercise all such rights and privileges as if the Trustee were the absolute owner of any and all property in the Trust Fund. The Trustee has no authority or duty to


                                      14-1
determine the amount of the Employer contribution or to enforce the payment of any Employer contribution to it.
            14.4        Trustee's Fees For Services and Advisors Retained
                        The Trustee's fees for its services as Trustee shall be an amount mutually agreed upon by the Employer and the Trustee, and such fees shall be paid by the Trust Fund, with the exception that individual Trustees shall serve without compensation for their service as such. However, with the approval of the Employer, the Trustee may from time to time or on a continuing basis, retain such agents or advisors, including specifically accountants, attorneys, investment counsel and administrators, as they consider necessary to assist them in the proper performance of their duties. The expenses of such agents or advisors and all other expenses of the Trustee shall be paid by the Employer. If such expenses remain unpaid by the Employer for a period of 60 days after an appropriate billing is mailed by the Trustee to the Employer, the Trustee shall be entitled to charge such fees and expenses to the Trust Fund.
            14.5        Annual Accounting and Asset Valuation
                        Within 60 days or within a reasonable period following the close of each Fiscal Year, the Trustee shall render to the Employer an accounting of its administration of the Trust during the preceding year. The Trustee shall also report to the Committee regarding determinations of the value of the Trust Fund, as provided in Articles 7.1 and 7.2. Notwithstanding any other provisions of this Agreement, if the Trustee finds that the Trust Fund consists, in whole or in part, of property not traded freely on a recognized market or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, the Trustee shall request the Committee to instruct the Trustee as to the fair market value of such property for all purposes under the Plan and Trust Agreement. In such event, the fair market value placed upon such property by the Committee in its instructions to the Trustee shall be conclusive and binding. If the Committee shall fail or refuse to instruct the Trustee as to the fair market value of such property within a reasonable time after receipt of the Trustee's request so to do, the Trustee shall take such action as is required to ascertain the fair market value of such property including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value so determined shall be conclusive and binding.
            14.6        Trustee Removal or Resignation
                        The Trustee may resign at any time upon 30 days written notice to the Employer and the Committee or such shorter period as may be agreeable to the Employer. Upon receipt of instructions or directions from the Employer or the Committee with which the


                                      14-2

Trustee is unable or unwilling to comply, the Trustee may resign upon written notice to the Employer and the Committee, given within a reasonable time under the circumstances then prevailing. After its resignation, the Trustee has no liability to the Employer, the Committee, or any person interested herein for failure to comply with any instructions or directions. The Employer may remove the Trustee without cause at any time upon 30 days written notice. In case of resignation or removal of the Trustee, the said Trustee shall have the right of a settlement of its accounts, which may be made at the option of the Trustee, either by judicial settlement in an action in a court of competent jurisdiction or by agreement of settlement between the Trustee and the Employer. The
Trustee shall not be required to transfer assets of the Trust Fund to a successor Trustee under Article 14.8 or otherwise until its accounts have been settled.
            14.7        Approval of Trustee Accounting
                        The written approval of any Trustee accounting by the Employer or Committee shall be final as to all matters and transactions stated or shown therein and binding upon the Employer, Committee, and all persons who then shall be or thereafter shall become interested in this Trust. Failure of the Employer or Committee to notify the Trustee within 90 days after receipt of any accounting of its disapproval of such accounting shall be the equivalent of written approval.
            14.8 Trust Not Terminated Upon Trustee Removal or Resignation Resignation or removal of the Trustee shall not terminate the Trust. In the event of a vacancy in the trusteeship of this Trust occurring at any time, the Employer shall appoint a successor Trustee to take the place of any Trustee who has died, resigned or been removed. In the event of the death, resignation or removal of a Trustee and the failure of the Employer to appoint a successor within 30 days as herein provided, the remaining Trustees may by unanimous vote either select a successor Trustee or choose to function without filling such vacancy. Any such successor Trustee has all the powers and duties herein conferred upon the original Trustee. The title to all Trust property shall automatically vest in a successor Trustee without the execution or filing of any instrument or the doing of any act, but the resigning or removed Trustee shall, nevertheless, execute all instruments and do all acts which would otherwise be necessary to vest such title in any successor. The appointment of a successor Trustee may be effected by amendment to this Trust Agreement or by a board resolution of the Employer, with the agreement of the successor Trustee to act as such being evidenced by its execution of such amendment or acceptance of such board resolution.
            14.9        Trustee May Consult With Legal Counsel


                                      14-3

                        The Trustee may consult with legal counsel (who may or may not be counsel to the Employer) concerning any question which may arise with reference to its duties under this Agreement.
            14.10       Trustee Not Required to Verify Identification or
Addresses
                        The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing address of any person entitled to benefits are certified by the Committee. In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of benefits until such dispute has been determined by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.
            14.11       Indemnification of Trustee
                        To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and to hold harmless the Trustee, individually and collectively, against any liability whatsoever for any action taken or omitted by such Trustee in good faith in connection with this Plan and Trust or duties hereunder and for any expenses or losses for which the Trustee may become liable as a result of any such actions or non-actions unless resultant from willful misconduct.
            14.12       Income Tax Withholding
                        In making payments from the Trust, the Trustee shall be liable for federal income tax withholding, and shall withhold the appropriate amount of tax, if any, as provided by applicable law and regulation, from any payment made to a Participant, Beneficiary or Alternate Payee, unless the Committee does not provide the Trustee with the necessary information as set forth in regulations, in which case the Committee shall assume all relevant liability.





                                      14-4

                                   ARTICLE 15
                       AMENDMENT, TERMINATION AND MERGER


            15.1        Trust is Irrevocable
                        The Trust shall be irrevocable but shall be subject to amendment and termination as provided in this Article 15.
            15.2        Employer May Amend Trust Agreement
                        The Employer reserves the right to amend this Trust Agreement to any extent and in any manner that it may deem advisable by action of the Employer. The Employer, the Trustee, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:
                        (1) Cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries;
                        (2) Change the duties or liabilities of the Trustee without its written assent to such amendment;
                        (3) Adversely affect the then accrued benefits of any Participants; or
                        (4) Eliminate an optional form of distribution for Account balances accrued before such amendment, except as allowed under the Code.
            15.3        Employer May Terminate Plan or Discontinue Matching
               Contributions
                        The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that it will be able to make its matching contributions indefinitely, but the Employer shall be under no obligation to continue its matching contributions or to maintain the Plan for any given length of time and may, in its sole discretion, completely discontinue its matching contributions or terminate the Plan at any time without any liability whatsoever. In the event of the earlier of (1) the termination of this Plan, or (2) the complete discontinuance of matching contributions hereunder, the full value of the applicable Accounts of all Participants of the terminated Plan shall become fully vested and nonforfeitable. In the event of partial termination of the Plan, the full value of the applicable Accounts of the Participants involved in the partial termination shall become fully vested and nonforfeitable.


                                      15-1

            15.4        Timing of Plan Termination
                        The Plan shall terminate:
                        (a)         By Written Notice
                                    Upon the date specified in a written notice
of such termination, executed by the Employer and delivered to the Trustee; or
                        (b)         Purpose of Trust Accomplished
                                    Upon the earlier of (i) the complete
accomplishment of all purposes for which the Plan was created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution of the Trust Agreement. However, if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall not be terminated upon the death of such last survivor but shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.
            15.5        Action Required Upon Plan Termination
                        Upon the termination of this Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee and agents of the Committee, the Trust assets and all Participants' Accounts shall be revalued according to the procedures provided in Article 7. Limitation Accounts held pursuant to Article 5 shall be allocated as of the date the Plan is terminated in accordance with Articles 4 and 5. Suspense Accounts will be allocated to the Accounts of the Participants for whom they were established. The Trustee shall hold and distribute such Accounts as directed by the Committee in accordance with the provisions of Article 9. Upon such termination, if the Employer has ceased to exist, all rights, powers, and duties to be exercised or performed by the Employer shall thereafter be exercised or performed by the Committee, including the filling of vacancies on the Committee and the amending of the Plan. In the event the Committee is unable to perform, all rights, powers and duties shall be performed by the Trustee.
            15.6        Nonreversion of Assets
                        Except as provided in Articles 4.3.(b) and 15.8, in no event shall any part of the principal or income of the Trust revert to the Employer or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.
            15.7        Merger or Consolidation Cannot Reduce Benefits
                        In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan unless


                                      15-2
immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.
            15.8        Employer Contributions Conditioned Upon Initial Plan
Approval
                        Notwithstanding any other provisions of the Agreement to the contrary, the Employer's obligation to make contributions hereunder is conditioned upon the Employer receiving an initial notification from the United States Department of the Treasury that this Plan is considered as being a qualified Plan under Code Section 401(a) and that this Trust is considered exempt from taxation under Code Section 501(a). If such initial notification is not received, the Employer and any Employee who has made contributions hereunder shall be entitled to recover from the Trustee the full amount of the then value of such contributions. Prior to the receipt of such initial notification, no Participant hereunder or his Beneficiary has any vested interest in, or shall be entitled to, any benefit payments based on Employer contributions made hereunder; provided, however, that upon receipt of such notification, such vestings or entitlements shall be retroactive to the date of their occurrence in accordance with the other provisions of this Plan, and this
Article 15.8 shall be of no further force or effect.




                                      15-3

                                   ARTICLE 16
                                  ASSIGNMENTS


            16.1        No Assignment
                        Except as provided in Article 13.6 regarding loans and below, the interest herein, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.
            16.2        Qualified Domestic Relations Order Permitted
                        The provisions of Article 16.1 above shall not prevent the creation, assignment or recognition of any individual's right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (QDRO). The Committee shall direct that payments under a QDRO be made by the Trustee pursuant to the QDRO.
                        (a) Not All Domestic Relations Orders Qualify as QDROs
                                    The Committee shall establish reasonable,
timely procedures to (1) determine whether a domestic relations order is a QDRO and (2) notify affected parties as specified in Code Section 414(p)(6).
                        (b)         Payments May Occur Before Termination of
Service
                                    The Plan may make benefit payments to an
Alternate Payee under a QDRO before the Participant's termination of Service, and any such payment shall be made no earlier than the date specified in the QDRO, or in accordance with Code Section 414(p)(3), (4), and (5).
                        (c)         Separate Accounting of Alternate Payee's
Account
                                    During any period in which the issue of
whether a domestic relations order is a QDRO is being determined by the Committee, a court of law or otherwise, the Committee shall separately account for the amounts (with investment income and loss) which are involved.
                        (d)         Consent Requirements
                                    Except as otherwise provided in a QDRO,
payments made to an Alternate Payee shall not be subject to (1) Spousal Consent, or (2) consent of the Alternate Payee.
                        (e)         Committee Delegates Responsibility to
Trustee


                                      16-1

                                    The Committee shall direct that payments
under a QDRO be made by the Trustee. The Committee may delegate to the Trustee the responsibility for income tax withholding with regard to an Alternate Payee pursuant to Article 12.4.





                                      16-2

                                   ARTICLE 17
                  ADOPTION OF THE PLAN BY AFFILIATED EMPLOYERS


            17.1        General
                        The purpose of this Article 17 is to describe the terms and conditions under which an Affiliated Employer may adopt and become a Member Employer under this Plan for the benefit of its Eligible Employees.
            17.2        Written Consent Required
                        Any Affiliated Employer may, with the written consent of the Employer, become a Member Employer under this Plan by executing a Subscription Agreement under which it shall agree:
                        (1) To be bound by all the provisions of the Plan in the manner set forth herein;
                        (2) To pay its share of the expenses of the Plan as they may be determined from time to time in the manner specified in this Article 17; and
                        (3) To provide the Employer and the Committee with full, complete and timely information on all matters necessary to them in the operation of this Plan.
            17.3        Rights of Member Employer
                        In the event of the adoption of this Plan by an Affiliated Employer, the following shall apply with respect to the participation of such Affiliated Employer as a Member Employer hereunder:
                        (a) All the terms and conditions of the Plan as set forth in the preceding Articles 1 through 16 shall apply to the participation of such Affiliated Employer and its Employees in the same manner as set forth for the Employer and its Employees, except as follows:
                                    (i)         The right to designate an
            Affiliated Employer is specifically reserved to the Employer.
                                    (ii)        The right to appoint the
            Administrative Committee is specifically reserved to the Employer so long as the Employer participates under the Plan; provided that a Member Employer may appoint an Advisory Committee of such composition and size as it may determine to advise the Committee on any matters affecting such member Employer or its Employees who are Participants under the Plan. The Committee shall be entitled to rely on any information furnished it by any

                                      17-1
            such Advisory Committee in the same manner as if furnished by the Member Employer appointing such Advisory Committee, but in no event shall the existence of any such Advisory Committee modify or otherwise limit any of the powers of duties of the Committee under the Plan.
                                    (iii)       The right to direct, appoint
            remove, approve the Accounts of or otherwise deal with the Trustee is specifically reserved to the Employer so long as the Employer participates under the Plan.
                                    (iv)        The right to amend the Plan is
            specifically reserved to the Employer so long as the Employer participates under the Plan, and any such amendment, unless otherwise specified therein, shall be fully binding with respect to the participation of any Member Employer, provided that this reservation shall in no event be construed to prevent any Member Employer from terminating at any time its participation as a Member Employer in this Plan.
                        (b) In the operation of the Plan with respect to a Member Employer, the term "effective date" shall mean the effective date set forth in this Agreement or such other date as specified in such Member Employer's Subscription Agreement.
            17.4        Member Employer May Terminate Participation
                        Any Member Employer may at any time elect to terminate its participation in this Plan, or the Employer or any Member Employer may elect at any time by appropriate amendment or action affecting only its own status hereunder to disassociate itself from this Plan but to continue the Plan as it pertains to itself and its Employees as an entity separate and distinct from this Plan if otherwise permitted by law. Termination of the participation of any Member Employer and/or the Employer shall not affect the participation of any other Member Employer and/or the Employer nor terminate the Plan with respect to them and their Employees; provided that, if the Employer shall terminate its participation, or disassociate itself, then each remaining
Member Employer shall make such arrangement and take such action as may be necessary to assume the duties of the Employer in providing for the operation and continued administration of the Plan and Trust as the same pertains to the Member Employer.
            17.5        Member Employer Liability
                        Each Member Employer shall be liable for and shall pay at least annually to the Employer its fair share of the expenses of operating the Plan. The amount of such charges to each Member Employer shall be determined by the Committee in its sole discretion; provided that, except with respect to charges incurred solely on account of a Member


                                      17-2

Employer's segregated
transaction, no Member Employer shall be charged with a greater proportion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears to the total of all Participants.





                                      17-3

IN WITNESS WHEREOF, the Employer, the Member Employers and the Trustee have caused this Agreement to be executed by their respective duly authorized parties on this 3d day of October, 1990.

          DREYER'S GRAND ICE CREAM, INC.                     EDY'S GRAND ICE CREAM
          (Employer)                                         (Member Company)

          By /s/ Paul R. Woodland                            By /s/ Paul R. Woodland
             ------------------------------                     ----------------------------
             Paul R. Woodland                                   Paul R. Woodland

          MIDWEST DISTRIBUTING COMPANY                       EDY'S OF NEW YORK, INC.
          (Member Company)                                   (Member Company)

          By /s/ Paul R. Woodland                            By /s/ Paul R. Woodland
             ------------------------------                     ----------------------------
             Paul R. Woodland                                   Paul R. Woodland

          DREYER'S DISTRIBUTING COMPANY                      EDY'S OF WASHINGTON D.C., INC.
          (Member Company)                                   (Member Company)

          By /s/ Paul R. Woodland                            By /s/ Paul R. Woodland
             ------------------------------                     ----------------------------
             Paul R. Woodland                                   Paul R. Woodland

          TIVOLI DISTRIBUTING COMPANY, INC.                  EDY'S OF ILLINOIS, INC.
          (Member Company)                                   (Member Company)

          By /s/ Paul R. Woodland                            By /s/ Paul R. Woodland
             ------------------------------                     ----------------------------
             Paul R. Woodland                                   Paul R. Woodland


          IMPERIAL TRUST COMPANY
          (Trustee)

          By
             ------------------------------
          By
             ------------------------------


APPROVED AS TO FORM:


- -------------------------------------------
Attorney for Dreyer's Grand Ice Cream, Inc.


                               AMENDMENT NO. ONE
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN


         WHEREAS, Dreyer's Grand Ice Cream, Inc. (the Employer) approved and adopted the Dreyer's Grand Ice Cream, Inc. Savings Plan (the Plan) effective as of January 1, 1989, in compliance with the Internal Revenue Code of 1954, as amended; and

         WHEREAS, the Employer reserved the right to amend the Plan in Article 15.2; and

         WHEREAS, the Employer has determined that it is in the best interests of Plan Participants and their Beneficiaries to amend the Plan with respect to Participant loans.

         NOW, THEREFORE, RESOLVED, that the Dreyer's Grand Ice Cream, Inc. Savings Plan is hereby amended effective as of January 1, 1991 as follows:

                        "13.6       Loans to Participants or Beneficiaries
                                    (a) Limit on Amount of Loan

                                        The Trustee shall, when so directed by
            the Committee, make a loan or loans to a Participant or Beneficiary of a deceased Participant (the Borrower) upon such terms as the Committee may determine in a uniform and nondiscriminatory manner. Such loan or loans shall be limited to the lesser of (1) 50% of the Borrower's vested Salary Deferral, Matching Contribution and Rollover Accounts, or (2) $50,000. However, the amount of any loan made shall not exceed $50,000, reduced by the highest outstanding loan balance of the Borrower during the preceding 12 months. In determining whether the limitations of this

            Article have been exceeded at any date, all loans made at any time from the Plan to the Borrower and still outstanding on such date shall be aggregated, and the Borrower's vested interest in all qualified plans maintained by the Employer or an Affiliated Employer, shall be aggregated.

                                    (b) Terms of Loan
                                        The terms of any loan shall provide
            that repayment is to be made within five years of the date of the loan.
                                    (c) Loan Requirements
                                        All loans shall be secured by the
            Borrower's vested Account balance and shall be evidenced by the Borrower's promissory note. Such note shall provide for repayment of principal and interest, fully amortized, in level installment payments made at least quarterly. Loans to Participants shall be repaid by payroll deduction. The rate of interest shall be a market rate of interest, determined by the Committee, according to the procedures set forth in Article 13.6(i)(3).

                                    (d) Loan is Lien on Account
                                        A loan shall be a lien on all interests
            of the Borrower in the Trust. If a Borrower's Account becomes payable under Article 9 prior to repayment in full of any such loan and interest due thereon, then the full amount of the loan shall be due and payable pursuant to the terms of the promissory note. In the event the loan is not repaid in full, the amount to be paid to the Borrower under Article 9 shall be reduced by the outstanding balance of any such loan and interest due thereon, provided that the Borrower's written consent (and if the Borrower is the Participant, and he is married, Spousal Consent) has been given for such reduction, either at the time (1) the loan is made, or (2) of such reduction. All Borrowers shall receive a clear statement of all charges involved in the loan transaction.

                                    (e) Loan Requires Spousal Consent
                                        Any loan or renegotiation, extension,
            renewal or other revision of a loan made to a Borrower shall require Spousal Consent to the extent required by applicable law and regulation. Any such Spousal Consent shall acknowledge the possibility that a subsequent amount to be paid under Article 9 might be reduced (pursuant to (d) above) by the amount of the outstanding balance of the loan and interest due thereon, and such Spousal Consent shall be given within 90 days before the loan is made. If such Spousal Consent is given at the time that the loan is made, any such subsequent reduction of a distribution shall be made (without any Spousal Consent), even if the Borrower is married to a different spouse at the time of the subsequent reduction. If an unmarried Borrower agrees to a subsequent reduction of a distribution at the time that the loan is made, any such reduction shall be valid, even if the Borrower is married when the distribution is reduced.

                                    (f) Loans are Segregated
                                        Any loan under this Article 13.6 shall
            be accounted for as a segregated loan Account in the Trust. Repayments of the principal amount of the loan will (1) reduce the total amount of principal due in the segregated loan Account by the amount of such payments, and (2) increase by an equal amount the restored value of the Borrower's Account in the General Trust Fund. Payments of interest on such loan will be credited directly to the Borrower's Account in the General Trust Fund.

                                    (i) Loan Policies and Procedures
                                        The Participant loan program will be
            administered in a uniform and nondiscriminatory manner by the chairman of the Plan Administrative Committee, according to the following policies and procedures:

                                        (1) Application Procedure.  A Borrower
                        may apply for a loan from the Plan on a form provided by the Committee. Loan applications will be reviewed by the Committee and processed on the fifteenth day of the month after the application is received. The Committee will approve or deny a loan application based on creditworthiness of the applicant. The Committee may reject a loan application if sufficient liquidity is not available in the Trust to make such loan without loss to other Plan Participants.

                                        (2) Limitations.  Loans are available
                        for any purpose. No loans will be made in amounts less than $1,000. A Borrower may have only one loan outstanding at one time.
                                        (3) Interest Rate.  The interest rate
                        must be comparable to the prevailing interest rate being charged for similar purpose loans with similar security by institutional lenders in the geographic area of the Employer. The formula is currently set at the prime rate plus 2%. The Committee will review and revise the formula to be used by the Plan as necessary to ensure that the interest rate on new loans meets the requirements of this Article.
                                        (4) Security for Loan.  Up to 50% of the
                        Borrower's vested Account Balance may be used as security for the loan. No additional collateral or other form of collateral will be accepted or allowed to secure the loan.
                                        (5) Default.  A loan shall be
                        in default if the Borrower fails to make principal and/or interest payments pursuant to the promissory note for a period of 3 months. The Committee shall deduct the full unpaid balance of the loan from the Borrower's Account prior to making any distributions under Article 9.
                                        (6) Loan Fees.  A loan processing fee
                        of $100 must be paid at the time the loan is made.
                        The fee will be deducted from the loan proceeds.

IN WITNESS WHEREOF, the Employer, the Affiliated Employers and the Trustee have caused this Agreement to be executed by their respective duly authorized parties on this 28th day of December, 1990.



DREYER'S GRAND ICE CREAM, INC.                  EDY'S GRAND ICE CREAM
(Employer)                                      (Member Company)

By /s/ Paul R. Woodland                         By /s/ Paul R. Woodland
   ------------------------------                  ---------------------------
   Paul R. Woodland                                Paul R. Woodland


MIDWEST DISTRIBUTING COMPANY                    EDY'S OF NEW YORK, INC.
(Member Company)                                (Member Company)

By /s/ Paul R. Woodland                         By /s/ Paul R. Woodland
   ------------------------------                  ---------------------------
   Paul R. Woodland                                Paul R. Woodland


DREYER'S DISTRIBUTING COMPANY                   EDY'S OF WASHINGTON D.C., INC.
(Member Company)                                (Member Company)

By /s/ Paul R. Woodland                         By /s/ Paul R. Woodland
   ------------------------------                  ---------------------------
   Paul R. Woodland                                Paul R. Woodland


TIVOLI DISTRIBUTING COMPANY, INC.               EDY'S OF ILLINOIS, INC.
(Member Company)                                (Member Company)

By /s/ Paul R. Woodland                         By /s/ Paul R. Woodland
   ------------------------------                  ---------------------------
   Paul R. Woodland                                Paul R. Woodland


IMPERIAL TRUST COMPANY
(Trustee)

By
   ------------------------------
By
   ------------------------------

                              AMENDMENT NUMBER TWO
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN

         WHEREAS, Dreyer's Grand Ice Cream, Inc. (the "Employer") adopted the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Plan") effective January 1, 1989, in compliance with the Internal Revenue Code of 1954, as amended; and,

         WHEREAS, the Employer reserved the right to amend the Plan and Trust in Article 15.2; and,

         WHEREAS, the Employer has decided it is in the best interests of the Participants and their Beneficiaries to amend the Plan with respect to the inclusion of the former employees of Cervelli Distributing, Inc. in the Plan and hardship withdrawals from the Plan.

         NOW, THEREFORE, RESOLVED, that the Dreyer's Grand Ice Cream, Inc. Savings Plan is hereby amended effective as of December 31, 1991 as follows:

1. Article 3.2(b) shall be deleted and replaced in its entirety to read as follows:
         "3.2(b) Plan Entry
                 (i) Each other Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following his or her Date of Hire.
                (ii) Notwithstanding any other provision of this Article 3.2, each other former Eligible Employee of any predecessor entity shall become a Participant in the Plan on the Entry Date coinciding with or next following the date on which such entity was acquired by Dreyer's Grand Ice Cream, Inc."

2.       Article 4.6 shall be deleted in its entirety and replaced as follows:
         "Excess Deferrals, Excess Contributions and matching contributions shall all be paid to the appropriate Participants, together with an investment adjustment. Such adjustment shall be computed by the Committee based on the procedures described in Article 7 to establish a proportionate crediting of Trust income or loss between the excess amounts and the amounts which are not to be returned for the Fiscal Year in which such excess occurred."

3.       Article 5.3(b)(i) shall be renumbered to become Article 5.3(b)(ii).
A new Article 5.3(b)(i) shall read as follows:
         "First, by returning to such Participant, to the extent necessary any Salary Deferral contributions made on his or her behalf. A return of Salary Deferral contributions shall include investment gains attributable to such contributions determined as provided in Article 4.6;"

4. Article 9.11(d)(i) shall be amended to add the following phrase to the second sentence of this Article:
         "...including any taxes or penalties created by such withdrawal."

5.       Article 9.11(d)(ii)(1) shall be deleted and replaced as follows:
         "Medical expenses incurred by the Employee or his or her spouse or other dependent or the need of these persons to obtain medical care;"

6.       Article 9.11(d)(ii)(3) shall be deleted and replaced as follows:
         "Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employer or his or her spouse or other dependents;"

7.       Article 9.11(e)(iii) shall be deleted and replaced as follows:
         "A distribution shall be treated as necessary to satisfy a financial need if the Employee represents that the need cannot be relieved:
         (1) Through reimbursement or compensation by insurance or otherwise;
         (2) By liquidation of the employee's assets to the extent that such liquidation would not cause an immediate and heavy financial need;
         (3)     By cessation of elective contributions under the Plan; or
         (4) By other distributions or loans from this Plan or any other plan or by borrowing from commercial sources on reasonable terms unless the effect of such loan would be to increase the amount of the need."

8.       Article 9.11(e)(ii)(1) shall be deleted and replaced as follows:
         "Medical expenses incurred by the Employee or his or her spouse or other dependent or the need of these persons to obtain medical care;"

9.       Article 9.11(e)(ii)(3) shall be deleted and replaced as follows:
         "Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee or his or her spouse or other dependents;"

10. Article 10.1(a) shall be amended to add the following sentence to the end of said Article:
         "Throughout this Article 10, Employer shall include Affiliated Employer and any predecessor entity."

         IN WITNESS WHEREOF, the Employer, the Affiliated Employers and the Trustee have caused this Agreement to be executed by their respective duly authorized parties on this 27th day of December 1991.

DREYER'S GRAND ICE CREAM, INC.             EDY'S GRAND ICE CREAM
(Employer)                                 (Member Employer)

By /s/ Paul R. Woodland                    By /s/ Paul R. Woodland
   ---------------------------------          -------------------------------
   Paul R. Woodland                           Paul R. Woodland

MIDWEST DISTRIBUTING COMPANY               EDY'S OF NEW YORK, INC.
(Member Employer)                          (Member Employer)

By /s/ Paul R. Woodland                    By /s/ Paul R. Woodland
   ---------------------------------          -------------------------------
   Paul R. Woodland                           Paul R. Woodland


DREYER'S DISTRIBUTING COMPANY              EDY'S OF WASHINGTON D.C., INC.
(Member Employer)                          (Member Employer)

By /s/ Paul R. Woodland                    By /s/ Paul R. Woodland
   ---------------------------------          -------------------------------
   Paul R. Woodland                           Paul R. Woodland


TIVOLI DISTRIBUTING COMPANY, INC.          EDY'S OF ILLINOIS, INC.
(Member Employer)                          (Member Employer)

By /s/ Paul R. Woodland                    By /s/ Paul R. Woodland
   ---------------------------------          -------------------------------
   Paul R. Woodland                           Paul R. Woodland


IMPERIAL TRUST COMPANY
(Trustee)

By
   ---------------------------------
By
   ---------------------------------



                             AMENDMENT NUMBER THREE
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN


         WHEREAS, Dreyer's Grand Ice Cream, Inc. (the "Employer") adopted the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Plan") effective January 1, 1989, in compliance with the Internal Revenue Code of 1986, as amended; and,

         WHEREAS, the Employer reserved the right to amend the Plan and Trust in Article 15.2; and,

         WHEREAS, the Employer has decided it is in the best interest of the Participants and their Beneficiaries to amend the Plan with respect to in-service withdrawals from the Plan by Participants over age sixty-five (65);

         NOW, THEREFORE, RESOLVED, that the Dreyer's Grand Ice Cream, Inc. Savings Plan is hereby amended effective as of January 1, 1994 as follows:

1.       Section 9.1 is amended to read as follows:
         "9.1    General
                 Benefits under the Plan shall be distributed solely from the Trust. The Employer has no liability or responsibility for Plan benefits or for the Trust. No distribution shall be made or commenced prior to the Participant's termination of employment, except as required under Articles 9.3 and 16.2 and except for withdrawals in accordance with Article 9.11. Distributions can also be made upon termination of the Plan subject to the provisions of Article 9.12 and upon a Participant's Normal Retirement Date as defined in Article 2.33."

         IN WITNESS WHEREOF, the Employer and the Affiliated Employers have caused this Amendment to be executed by their respective duly authorized parties on this __________ day of December, 1994.

DREYER'S GRAND ICE CREAM, INC.           EDY'S GRAND ICE CREAM
(Employer)                               (Member Employer)

By /s/ William C. Collett                By /s/ William C. Collett
   ---------------------------              ---------------------------
   William C. Collett                       William C. Collett


                             AMENDMENT NUMBER FOUR
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN


         WHEREAS, Dreyer's Grand Ice Cream, Inc. (the "Employer") adopted the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Plan") effective January 1, 1989, in compliance with the Internal Revenue Code of 1986, as amended;

         WHEREAS, the Employer reserved the right to amend the Plan and Trust in Article 15.2; and

         WHEREAS, the Employer has decided it is in the best interest of the Participants (as defined in the Plan) and their Beneficiaries (as defined in the Plan) to amend the Plan to expand investment choices including company stock and to further enhance operational aspects of the Plan.

         NOW, THEREFORE BE IT RESOLVED, that the Dreyer's Grand Ice Cream, Inc. Savings Plan is hereby amended as set out in the following resolutions;

         RESOLVED FURTHER, that, effective as of July 1, 1994, the Plan is hereby amended to include a new Article 2.58 to read as follows:

         "'Dreyer's Stock' means the common stock of Dreyer's Grand Ice Cream, Inc., a Delaware corporation."

         RESOLVED FURTHER, that, effective as of July 1, 1994, Article 4.2(a) of the Plan is hereby amended to add the following sentence to the end of such
Article:

         "In the sole discretion of the Employer, any matching contribution made pursuant to this Article 4.2(a) may be made in cash or in shares of Dreyer's Stock."

         RESOLVED FURTHER, that, effective as of July 1, 1994, Article 9.5(a)(i) of the Plan is hereby amended to read in its entirety as follows:

         "In a lump sum cash payment; provided, however, that a Participant (or Beneficiary) may elect to receive the portion of his or her Account that is invested in Dreyer's Stock in whole shares of Dreyer's Stock in accordance with Article 9.5(e) of the
Plan.  Any balance representing fractional shares will be distributed in cash."

         RESOLVED FURTHER, that, effective as of July 1, 1994, a new Article 9.5(e) is hereby added to the Plan to read as follows:

         "To the extent that a Participant's Account is invested in Dreyer's Stock, he may elect to receive a portion of his lump sum in Dreyer's Stock as follows:

                 (i) the number of shares of Dreyer's Stock included in the distribution shall be determined by the Committee using procedures similar to those described in Article 13 of the Plan,

                 (ii) the fair market value of the shares of Dreyer's Stock distributed shall be determined as of the Valuation Date used to establish the total amount to be distributed to the Participant,

                 (iii) the amount determined in (ii) plus the cash distributed to the Participant shall be equal to the amount which would otherwise be distributed to such Participant."

         RESOLVED FURTHER, that, effective as of July 1, 1994, Article 13.1 of the Plan is hereby amended to add the following sentence to the end of such
Article:

         "The Committee may direct the Trustee to acquire and hold Dreyer's Stock."

         RESOLVED FURTHER, that, effective as of July 1, 1994, Article 13.7(a) of the Plan is hereby amended to read in its entirety as follows:

                 "13.7(a)  Committee May Establish Separate Funds

                           The Committee may, in its sole discretion, direct the Trustee to create one or more separate investment funds, having such specific investment objectives as the Committee shall from time to time determine. The Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investments which shall be authorized thereof, provided that one of the investment funds may be the Dreyer's Stock Fund whose sole objective shall be to acquire and hold shares of Dreyer's Stock. The Committee may designate which Accounts may be invested in specific investment funds."

         RESOLVED FURTHER, that, effective as of July 1, 1994, a new Article
13.8 is hereby added to the Plan to read as follows:

                 "Dreyer's Stock. At the discretion of the Committee, the Plan may acquire and hold Dreyer's Stock. Participants may elect to invest amounts held in their Accounts in units of a Dreyer's Stock Fund established by the Trustee pursuant to Article 13.7 of the Plan subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan.

                 (a)  Purchase Price
                      All acquisitions and sales of Dreyer's Stock will be at the prevailing market price.

                 (b)  Voting of Dreyer's Stock
                      The Trustee shall be authorized to vote the shares of Dreyer's Stock held by the Dreyer's Stock Fund.

                 (c)  Procedures
                      The Committee may establish rules and procedures to facilitate the right of Participants to invest in and to receive a portion of their distribution in shares of the Dreyer's Stock."

         RESOLVED FURTHER, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document of the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken; and

         RESOLVED FURTHER, that any officer of this Corporation, acting alone, is hereby authorized and directed to do all things deemed by him necessary or appropriate to more fully carry out the intentions of the foregoing resolutions.

         IN WITNESS WHEREOF, the Employer, the Affiliated Employer and the Trustee have caused this Amendment to be executed by their respective duly authorized parties on this 10th day of June, 1994.


DREYER'S GRAND ICE CREAM, INC.             EDY'S GRAND ICE CREAM
(Employer)                                 (Affiliated Employer)

By /s/ Paul R. Woodland                    By /s/ Paul R. Woodland
   ---------------------------                ---------------------------
   Paul R. Woodland                           Paul R. Woodland


IMPERIAL TRUST COMPANY
(Trustee)

By
   -------------------------------
By
   -------------------------------
